Confidential treatment has been requested for portions of this document.  This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request.  Omissions are designated by the symbol […***…].  A complete version of this document has been filed separately with the Securities and Exchange Commission.

Exhibit 10.3

AIRCRAFT SECURITY AGREEMENT

THIS AIRCRAFT SECURITY AGREEMENT (this “Agreement”), is entered into as of March 10, 2011, is executed and delivered by and among ALLEGIANT TRAVEL COMPANY, a Nevada corporation (the “Borrower”), the Subsidiaries of the Borrower identified herein and from time to time party hereto (together with the Borrower, the “Debtors”) and BANK OF NEW YORK MELLON, as collateral agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Collateral Agent”), in light of the following:

WHEREAS, the Borrower, the Lenders from time to time party thereto, Citadel Securities Trading LLC, as Administrative Agent, Citadel Securities LLC, as Sole Lead Arranger and Bookrunner, and Collateral Agent have entered into that certain Credit Agreement dated as of March 10, 2011 (as amended, restated, modified, renewed or extended from time to time, the “Credit Agreement”);

WHEREAS, terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein  and the rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement;

WHEREAS, each Debtor is the sole owner of: (1) the Aircraft, Airframes and Engines described and identified on Schedule 1 attached hereto and incorporated herein by reference and (2) the Spare Parts, located at the locations identified on Schedule 2 attached hereto and incorporated herein by reference in each case subject only to the liens and rights of Collateral Agent granted herein and Liens expressly permitted by Section 6.02 of the Credit Agreement; and

WHEREAS, Collateral Agent wishes to obtain and each Debtor wishes to provide Collateral Agent with security for the payment and performance in full of the Obligations.

GRANT OF LIENS

NOW, THEREFORE, in order to secure prompt payment and performance in full of the Obligations, each Debtor does hereby grant to Collateral Agent continuing Liens on the following described personal property (hereinafter sometimes collectively referred to as the “Aircraft Collateral”);

(1)           (a) Each and all of the Aircraft, Airframes and Engines (each as defined hereinafter) owned by Debtors, whether now owned or hereafter acquired by any of the Debtors, including those identified on Schedule 1, and (b) each and all of the Spare Parts (as defined hereinafter), owned by Debtors, whether now owned or hereinafter acquired by any of the Debtors, including those Spare Parts located at Spare Parts Locations described on Schedule 2 or on any supplement to this Agreement at any time while this Agreement is in effect;

(2)           All appurtenances, accessions, airframes, appliances, Spare Parts (as defined hereinafter), instruments, avionics, accessories, or other equipment or parts related to Aircraft, Airframes or Engines whether now or hereafter belonging to such Debtor and part of, installed on or attached to any of the Aircraft, Airframes or Engines on Schedule 1;

(3)           All property constituting replacements of or additions to any of the property described above, in the event that any such replacements or additions shall become the property of such Debtor;

(4)           All right, title and interest of such Debtor in and to any lease, rental agreement or charter agreement respecting the Aircraft, Airframes or Engines, including the right to receive either directly or indirectly from any party or person any payments due under such agreement(s);

(5)           All insurance policies relating to any Aircraft, Airframes, Engines or Spare Parts;

(6)            All insurance and requisition proceeds with respect to the Aircraft, Airframes, Engines, Spare Parts, or any part thereof (excluding (i) proceeds of public liability insurance payable to or for the benefit of such Debtor and (ii) any rights to enforce and collect the same);

(7)           All rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Liens of this Agreement, including all payments or proceeds payable to such Debtor with respect to any Aircraft, Airframes, Engines or Spare Parts, as the result of the return condition, sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of such Debtor in and to the same;

(8)           All log books, records and other documents maintained by such Debtor with respect to the foregoing items (1) through (7);

(9)           All proceeds and products of the foregoing items (1) through (8), including all accounts, instruments, documents, contract rights, general intangibles, money, deposit accounts, goods, inventory, equipment and machinery and other tangible and intangible assets of such Debtor arising out of or resulting from the sale or other disposition of any of the foregoing items and the proceeds of such proceeds, and the proceeds of insurance policies issued with respect to the foregoing and with respect to the use and operation of the Aircraft, Airframes, Engines and Spare Parts;

excluding, in the case of clauses (1) through (9), the Excluded Collateral.

It is hereby further agreed that (i) the term “acquired” shall mean the taking of all right, title and interest in and to the relevant item of Aircraft Collateral and does not refer to any other form of acquisition or taking of possession and use such as, pursuant to lease, consignment, conditional sale or other title retention agreement; and (ii) any and all property described or referred to in the foregoing granting clause which is hereafter acquired by such Debtor shall ipso facto, and without any further conveyance, assignment or act on the part of such Debtor or  Collateral Agent, become and be subject to the security interest granted as fully and completely as though specifically described herein, but nothing in this paragraph contained shall be deemed to modify or change the obligations of such Debtor contained in the foregoing paragraphs.

To secure the prompt payment and performance in full of the Obligations, each Debtor hereby assigns, pledges and grants to Collateral Agent, to the extent applicable pursuant to the Convention on International Interests in Mobile Equipment (the “Convention”) and Protocol thereto on Matters Specific to Aircraft Equipment (the “Protocol”) concluded in Cape Town in November 2001 (the Convention and the Protocol, each, in the official English language text thereof, are collectively referred to herein as the “Cape Town Convention”), an “international interest” (as defined by the Cape Town Convention) in and to all of the Aircraft Collateral and any “associated rights” (as defined by the Cape Town Convention) conferred by this Agreement or any of the other Loan Documents.

IT IS HEREBY COVENANTED AND AGREED by and between Collateral Agent and each Debtor that the terms, provisions and conditions upon which the Aircraft Collateral is to be held and disposed of are as follows:

Article 1.
DEFINITIONS

Section 1.01. Definitions.

Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC. As used in this Agreement, the following terms have the meanings specified below:

“Act” means part A of subtitle VII of title 49, United States Code.

“Aircraft” means any “aircraft” as defined in 49 U.S.C. Section 40102(a)(6), including the aircraft listed on Schedule 1 hereto or in any supplement to this Agreement, but excluding any Excluded Aircraft.

“Airframe” means an airframe of an Aircraft, including the airframes listed on Schedule 1 attached hereto or in any supplement to this Agreement, (other than any Excluded Airframe) excluding  any engines or Engines.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

“CRAF Program” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. § 9511-13 or any similar substitute program.

“Eligible Lease” means, with respect to any Aircraft, Airframe, or Engine, a fully-executed lease by Debtor to an Eligible Lessee (as lessee), which lease satisfies each of the following requirements:

(a)           if the Eligible Lessee is a U.S. Air Carrier, the lessor is entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the lessor’s rights against such lessee, including, without limitation, the rights to require performance of such lessee’s obligations under the lease or return such Aircraft or Engine during such lessee’s bankruptcy or insolvency;

(b)           if such lease contains a purchase option, the expected exercise price is equal to or greater than the fair market value of such Aircraft or Engine as of the date of exercise of such option; and

(c)           such lease prohibits the lessee from flying or locating such Aircraft or aircraft such Engine is affixed to in any country in violation of the applicable laws of any relevant jurisdiction.

“Eligible Lessee” means at the time of entry into an Eligible Lease, (x) with respect to the lease of an Aircraft or Airframe, any Person who is either, (i) any Debtor or (ii) any Person duly licensed to carry passengers or cargo under applicable law, foreign or domestic or any Person which has applied for such licensing and (y) with respect to the lease of an Engine (i) any person who satisfies the requirements or clause (x) or (ii) any Person who regularly, in the normal course of business, maintains, repairs and/or overhauls aircraft, airframes or engines and, the case of each of clause (x) and (y), such Person is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person.

“Engine” means an “aircraft engine” as defined in 49 U.S.C. Section 40102(a)(7), including the engines listed on Schedule 1 attached hereto or in any supplement to this Agreement, (other than any  Excluded Engine).

“Event of Loss” means with respect to any Aircraft, Airframe or Engine (a) if the same is subject to a lease, a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like (however so defined in the applicable lease); or (b) if the same is not subject to a lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) the loss of such property, or of the use thereof, due to the destruction of or damage to such property which renders repair uneconomical or which renders such property permanently unfit for normal use for any reason whatsoever, (iii) requisition of title of such Aircraft, or its confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire by or under the order of any government (whether civil, military or de facto) or public or local authority (other than a requisition of use (but not title) by the United States Government or any agency or instrumentality thereof which bears the full faith and credit of the United States Government and other than a CRAF Program activation), or (iv) its hijacking, theft or disappearance, which results in loss of possession by the owner or operator thereof for a period  60 consecutive days or longer.

“Excluded Aircraft” means the Aircraft identified in Schedule 3 hereto and any Aircraft  which is financed or refinanced pursuant to Section 6.01(a), (d), (g) or (l) of the Credit Agreement so long as such Aircraft remains subject to a Lien permitted pursuant to Section 6.02(a), (c), (i), or (n) of the Credit Agreement, together with any Non-Owned Equipment.

“Excluded Airframe” means an aircraft airframe (excluding engines) being part of an Excluded  Aircraft.

“Excluded Collateral” means each Excluded Aircraft, Excluded Airframe and Excluded Engine, together with all personal property relating thereto of the type described in clauses (1) through (9) of the definition of Aircraft Collateral and as further described in Schedule 3 hereto.

“Excluded Engine” means the Engines identified in Schedule 3 hereto and any Engine which is financed or refinanced pursuant to Section 6.01(a), (d), (g) or (l) of the Credit Agreement so long as such Engine remains subject to a Lien permitted pursuant to Section 6.02(a), (c),  (i), or (n), together with any Non-Owned Equipment.

“Existing Leases” means the leases covering Aircraft Collateral identified in Schedule 4 hereto.

“FAA” means the United States Federal Aviation Administration.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Owned Equipment” means any Aircraft or Engine, possession of which is obtained by a Debtor pursuant to a lease,  conditional sale agreement or other title retention agreement.

“Part-Out Equipment” means any Inventory, Aircraft, Airframe or Engine that is not in service and for which the Debtors intend to commence a process to have such Aircraft, Airframe or Engine converted into Spare Parts within 60 days after such designation.

“Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, which are from time to time incorporated or installed in or attached to an Airframe or any Engine and “Parts” do not include the Airframe or any Engine as an entirety.

“Perfection Requirements” shall have the meaning given to such term in Section 2.17.

“Permitted Aircraft Liens” means (i) the rights under this Agreement, any Eligible Leases and the Existing Leases, (ii) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 2.16 hereof (iii) salvage or similar rights of insurers under policies required to be maintained by the Debtors under Section 2.08 hereof and (iv) any other Lien arising through the actions of any Person (other than a Debtor) with respect to which the Debtor (or any lessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Required Lenders.

“Permitted Liens” means Liens of the type permitted under Section 6.02 of the Credit Agreement.

“Section 1110” means 11 U.S.C. § 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy law in effect from time to time.

“Spare Part” means any Part including any “spare part” or “appliance” as defined in 49 U.S.C. Sections 40102(a)(38) and (a)(11), from time to time owned by a Debtor and maintained by or for Allegiant Air, LLC in connection with the type of aircraft, airframes, engines, spare parts or appliances used by Allegiant Air, LLC as listed on Schedule 2, but not installed on an Aircraft, Airframe or Engine, Excluded Aircraft, Excluded Engine or any Non-Owned Equipment including any “spare part” or “appliance” as defined in 49 U.S.C. Sections 40102(a)(38) and (a)(l 1).

“Spare Parts Locations” means the spare parts locations as identified on Schedule 2.

“U.S. Air Carrier” means any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) of the Federal Aviation Act, and holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

“U.S. Person” means a Person which is duly organized under the laws of a state of the United States of America and has its principal place of business and principal base of operation within the United States.

Article 2.
REPRESENTATIONS AND WARRANTIES AND
COVENANTS OF EACH DEBTOR

Section 2.01. Title to Aircraft Collateral.

Each Debtor represents and warrants that it has good and clear title to the Aircraft Collateral owned by such Debtor as listed on Schedule 1, free of all Liens, other than Liens expressly permitted by Section 6.02 of the Credit Agreement.

Section 2.02. Perfected First Priority Security Interest.

Upon the satisfaction of the Perfection Requirements with respect to the Aircraft Collateral, Collateral Agent shall have a first priority perfected security interest in the Aircraft Collateral to the extent required by the terms of this Agreement and no further action is necessary in order to perfect in favor of Collateral Agent a first priority security interest in the Aircraft Collateral to the extent required by the terms of this Agreement.

Section 2.03. Protection of  Aircraft Collateral.

All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Aircraft Collateral (including, without limitation, all rent payable by any Debtor to any landlord of any premises where the Aircraft Collateral may be located), and, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Aircraft Collateral or in respect of the sale thereof shall be borne and paid by such Debtor.  The Collateral Agent shall not be liable or responsible in any way for the safekeeping of the Aircraft Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at such Debtor’s sole risk.

Section 2.04. Operation; Registration.

Each Debtor represents, warrants and covenants that the Aircraft shall be operated or stored at all times in accordance with applicable manufacturer’s recommendations and directives which have been incorporated into the requirements of the  maintenance and inspection program applicable to the Aircraft from time to time.  While in the possession of any Debtor, no Debtor shall permit the Aircraft to be piloted by any pilot (and under an Eligible Lease, the lessee shall be prohibited from permitting the Aircraft to be piloted by any pilot) not properly certified and qualified under applicable FAA regulations or the applicable regulations of the foreign aviation authority where the Aircraft is registered.  Each Debtor agrees that, the Aircraft while used, maintained and operated by a Debtor, will not be maintained, used or operated for any unlawful purpose or in knowing and material violation of (and each Debtor shall require that any lessee under an Eligible Lease not maintain, use, or operate for any unlawful purpose or in knowing and material violation of) any law, rule, regulation, ordinance or order of the FAA, any federal, state, local or other applicable governmental authority.  Each Debtor agrees to keep the Aircraft at all times registered in accordance with the laws of the United States of America or other foreign aviation authority to the extent permitted hereunder, and in such manner as to reflect Collateral Agent’s first priority security interest therein to the extent required hereunder (under the Perfection Requirements).  Each Debtor also agrees, unless consented to by Collateral Agent (which consent shall be given or withheld at the written direction of the Required Lenders), not to use, locate or operate the Aircraft, or, by the terms of any Eligible Lease, permit or suffer the Aircraft to be used, located or operated, in any area not fully covered by each insurance policy in effect with respect to the Aircraft as required by Section 2.08 and not to operate (or permit the operation of) the Aircraft unless the policies and certificates of insurance required by Section 2.08 hereof specifically covering the Aircraft for such operation shall have been delivered to Collateral Agent and shall be and remain in effect.  No Debtor will operate or,  by the terms of any Eligible Lease, permit any Aircraft to be operated or located in any war zone or recognized or threatened area of hostilities unless covered by war risk insurance in accordance with Section 2.08.

Section 2.05. Maintenance; Parts Replacement; Pooling.

Each Debtor shall, at its own expense, properly maintain, service, repair, overhaul and test the Aircraft and make all necessary replacements, or cause the same to be made or done, so as to (i) keep the Aircraft and each part thereof in good operating condition and repair, normal wear and tear excepted (without prejudice to Debtor having the right to place any Aircraft, Airframe or Engine in storage pursuant to an FAA-approved storage program and the maintenance thereof being in compliance with such program); (ii) keep the Aircraft duly certified as airworthy under the Act; (iii), accomplish any FAA airworthiness directives or manufacturers’ mandatory service bulletins relating to airworthiness applicable to the Aircraft or any part thereof as well as all licensing and re-licensing with respect thereto which may be required by any governmental authority having jurisdiction; and (iv) make such alterations and modifications to the Aircraft as are otherwise required from time to time to meet the applicable requirements of the FAA or other regulatory authority applicable under an Eligible Lease,  except, in the case of each of (i), (ii), (iii) and (iv) when (1) an Aircraft, Airframe, or any Engine is being  stored under a Debtor’s FAA-approved storage program and is not operational, (2) the Aircraft, any Airframe or any Engine is being serviced, repaired, maintained, overhauled, tested or modified, in each case in compliance with the terms hereof, (3) aircraft, airframes, and/or engines of the same make, model and/or vintage as the Aircraft, Airframes and/or have been grounded by the FAA or other regulatory authority if the Aircraft, Airframe and/or Engine is subject to an Eligible Lease, or (4) an Aircraft, Airframe or Engine is designated as Part-Out Equipment.

In addition, each Debtor, at its own expense, will maintain (or, by the terms of any Eligible Lease, cause the lessee to maintain) all records, logs, and other materials required by the FAA or other applicable regulatory authority under an Eligible Lease to be maintained in respect of the Aircraft or otherwise necessary or appropriate to accurately reflect the maintenance and operational history of the Aircraft.

Each Debtor shall promptly replace or cause to be replaced all  Parts incorporated or installed in or attached to any Aircraft, Airframe or any Engine and that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason.  In addition, each Debtor (and any lessee under an Eligible Lease) may remove in the ordinary course of maintenance, service, repair, overhaul or testing, any  Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that such Debtor will replace (or Debtor will require that the lessee under an Eligible Lease replace) such  Parts as promptly as practicable.  All replacement  Parts shall be owned by Debtors free and clear of all Liens (except for Permitted Liens) and shall have at least the same value, utility and useful life as the  Part being replaced assuming it was in the condition and repair required to be maintained by the terms hereof.  Any Parts removed from any Aircraft, Airframe or any Engine shall remain subject to the Lien of this Agreement no matter where located until it is replaced by a part incorporated or installed in or attached to such Airframe or such Engine that meets the requirements for replacement Parts specified above.  Immediately upon any replacement Part becoming incorporated or installed in or attached to any Aircraft, Airframe or any Engine as above provided, without further act, (i) the replaced Part shall thereupon be free and clear of all rights of Collateral Agent and of the Lien of this Agreement and shall no longer be deemed a Part hereunder, (ii) shall, so long as such removed Part is not scrapped or beyond economic repair, become a Spare Part, and (ii) such replacement Part shall become subject to the Lien of this Agreement and be deemed a Part of such Aircraft, Airframe or such Engine (as an accession thereto) for all purposes to the same extent as the  Parts  incorporated or installed in or attached to such Airframe or such Engine on the date hereof.  Upon request of a Debtor from time to time and without consent of any Lender, Collateral Agent shall promptly execute and deliver to Debtors a confirmation of the release of any such replaced Part from the Lien of this Agreement, which confirmation shall be substantially in the form of Exhibit D hereto.

Any Part which becomes a Spare Part may be subjected by Debtors or a Person permitted to be in possession of an Aircraft, Airframe or Engine to a pooling arrangement entered into in the ordinary course of Debtors’ or such Person’s business; provided that the Part replacing such removed  Part shall be incorporated or installed in or attached to such Airframe or such Engine in accordance with this Section 2.05 as promptly as practicable after the removal of such removed  Part.  In addition, any replacement  Part when incorporated or installed in or attached to any Airframe or any Engine may be owned by any third party subject to such a pooling arrangement; provided that Debtors, at their expense, as promptly thereafter as practicable either (i) cause title to such replacement  Part to vest in a Debtor free and clear of all Liens (except Permitted Liens), or (ii) cause replacement of such replacement  Part by the incorporation or installation in or attachment to such Airframe or such Engine a further replacement  Part in the manner contemplated by this Section 2.05.

Parts not installed, from time to time on an Aircraft, Airframe or Engine, any Excluded Aircraft, Excluded Airframe, Excluded Engines or Non-Owned Equipment shall become “Spare Parts” hereunder and, unless the same shall be become scrapped or beyond economic repair, Spare Parts shall be maintained, inspected and repaired by the Debtors in order to maintain their respective utility for installation on Aircraft, Engines, Excluded Aircraft, Excluded Airframes, Excluded Engines or any Non-Owned Equipment. Upon installation of any Spare Part on any Excluded Aircraft, Excluded Airframes, Excluded Engine and/or on any Non-Owned Equipment, or the sale of such Spare Part permitted pursuant to the terms of the Credit Agreement, such Spare Part, without further action on the part of Collateral Agent, shall be free and clear of all rights of Collateral Agent and of the Lien of this Agreement and shall no longer be deemed a Spare Part hereunder. Upon request of a Debtor from time to time and without consent of any Lender, Collateral Agent shall promptly execute and deliver to Debtors a release confirmation in the form of Exhibit D hereto.

Each Debtor shall ensure that at all times at least 80% of the Debtors’ book value of all the Spare Parts owned by the Debtors are kept at a Spare Parts Location.  If and whenever the Debtors shall wish to add another Spare Parts Location, the Debtors will furnish to Collateral Agent (i) a supplement to this Agreement and the Guarantee and Collateral Agreement  substantially in the form of Exhibit J to this Agreement, and (ii) a filing memo of FAA counsel, dated the date of execution of said supplements stating the supplement to this Agreement has been duly filed for recording with the FAA.

Section 2.06. Inspections; Repair.

All inspections, repairs, modifications, maintenance, compliance with directives and overhaul work to be made or accomplished  with respect to the Aircraft shall be performed  by personnel duly authorized by the FAA (or other applicable regulatory authority in the case of an Eligible Lease) to perform such work and shall be in accordance with the manufacturer’s specifications and the standards required by the FAA  (or such other applicable regulatory authority in the case of an Eligible Lease) and any other governmental agencies having jurisdiction.

Section 2.07. Event of Loss; Net Insurance/Condemnation Proceeds.  Upon the occurrence of an Event of Loss, Debtors shall promptly upon obtaining knowledge of such Event of Loss give Collateral Agent written notice of such event of loss.  Upon receipt of Net Insurance/Condemnation Proceeds Debtors shall apply such Net Insurance/Condemnation Proceeds in accordance with the terms of Section 2.13(d) of the Credit Agreement.

Section 2.08. Insurance.

(a)   Liability Insurance.

(i) Debtors will carry, or cause to be carried at no expense to Lenders or Collateral Agent, aircraft liability insurance (including, but not limited to, passenger, contractual, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance and war risk, hijacking and related perils insurance)) (A) in amounts not less than $500,000,000 and (B) that is maintained in effect through brokers and with insurers of internationally recognized responsibility who normally participate in aviation insurances in the leading international insurance markets.  Any policies of insurance carried in accordance with this Section 2.08(a) and any policies taken out in substitution or replacement for any of such policies shall: (1) name Collateral Agent, Lenders (as a group) and each of their respective successors, assigns, subsidiaries, directors, officers, members, partners, employees and affiliates, as additional insureds (the “Additional Insureds”), (2) provide that, in respect of the interest of each Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of Debtors or any other Person (other than such Additional Insured) and shall insure each Additional Insured’s interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Debtors or any other Person (other than such Additional Insured), (3) provide that, subject to customary terms including in AVN67B or any successor thereto, if such insurance is canceled for any reason, or if any change is made in the insurance that materially reduces the amount of insurance or the coverage as to the Additional Insureds certified in the latest insurance report delivered to Collateral Agent or, if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days after issuance by the respective broker of notice of such cancellation, change or lapse, (4) provide that the Additional Insureds shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (5) provide that the insurers shall waive any rights of (x) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds to the extent of any moneys due to the Additional Insureds and (y) subrogation against the Additional Insureds, (6) be primary without right of contribution from any other insurance carried by any Additional Insured with respect to its interests as such in the Aircraft, (7) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (8) shall apply worldwide, subject to the customary territorial restrictions and limitations such as the Kiln Geographic Exclusions Clause (LSW617F), (9) shall contain a 50/50 clause per Lloyd’s Aviation Underwriter’s Association Standard Policy Form AVS 103, (10) shall comply with AVN67B requirements and (11) shall provide that all of the liability insurance provisions thereof, except the limit of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder.

(ii) During any period that the Airframe or an Engine, as the case may be, is on the ground and not being flown, Debtors may carry or cause to be carried as to such non-flown Airframe or Engine insurance, in lieu of the insurance required by clause (i) above, ground-only coverage otherwise conforming with the provisions of said clause (i) except that in no event shall such amount be less than $350,000,000.

(b)   War Risk, Hijacking and Related Perils Liability Insurance.  Debtors shall maintain or cause to be maintained, through the FAA program or through brokers and with insurers of internationally recognized responsibility who normally participate in aviation insurances in the leading international insurance markets, war risk, hijacking and related perils liability insurance in an amount that is not less than $500,000,000.  Any policies of insurance carried in accordance with this Section 2.08(b) and any policies taken out in substitution or replacement for any of such policies shall: (1) name Collateral Agent, Lenders (as a group) and each of their respective successors, assigns, subsidiaries, directors, officers, members, partners, employees and affiliates as Additional Insureds (provided, however, such status shall not apply to an Additional Insured for its respective liability as a manufacturer, maintenance provider or supplier of or to the Aircraft Collateral), (2) provide that, in respect of the interest of each Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of Debtors or any other Person (other than such Additional Insured) and shall insure each Additional Insured’s interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Debtors or any other Person (other than such Additional Insured), (3) provide that, subject to customary terms including in AVN67B or any successor thereto, if such insurance is canceled for any reason, or if any change is made in the insurance that materially reduces the amount of insurance or the coverage of the Additional Insureds certified in the most recent insurance report or, if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for seven days (or such other period as is then generally available in the industry) after issuance by the respective broker of notice of such cancellation, change or lapse, (4) provide that the Additional Insureds shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (5) provide that the insurers shall waive any rights of (x) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds to the extent of any moneys due to the Additional Insureds and (y) subrogation against the Additional Insureds, (6) be primary without right of contribution from any other insurance carried by any Additional Insured with respect to its interests as such in the Aircraft and (7) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

(c)   Insurance Against Loss or Damage to Aircraft.  Debtors, shall maintain, or cause to be maintained, in effect through brokers and with insurers of internationally recognized responsibility who normally participate in aviation insurances in the leading international insurance markets all-risk aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines  while removed from the Aircraft (including, without limitation, war risk insurance at any time the Aircraft is operated in any war zone or area of recognized or threatened hostilities in an amount not less than its “replacement value”).  Any policies carried in accordance with this Section 2.08(c) and any policies taken out in substitution or replacement for any such policies shall (1) provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from Administrative Agent or Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all Net Insurance/Condemnation Proceeds under such policies directly to Collateral Agent and otherwise, all Net Insurance/Condemnation Proceeds shall be payable directly to the Debtors, (2) provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated by any action or inaction of Debtors or any other Person (other than such Additional Insured) and shall insure the Additional Insureds’ interests as they appear, regardless of any breach or violation by of any warranty, declaration or condition contained in such policies by Debtors or any other Person (other than such Additional Insured), (3) provide that, subject to customary terms including in AVN67B or any successor thereto, if such insurance is canceled for any reason, or if any change is made in the insurance that materially reduces the coverage of Collateral Agent (not including the amount) certified in the most recent insurance report or, if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Additional Insureds for 30 days (seven days, or such other period as is then customary in the industry, in the case of war risk or allied perils coverage) after issuance by the respective broker of notice of such insurers of such cancellation, change or lapse, (4) provide that the Additional Insureds shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (5) provide that the insurers shall waive rights of (x) setoff, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds to the extent of any moneys due to the Additional Insureds and (y) subrogation against the Additional Insureds, (6) be primary without right of contribution from any other insurance carried by any Additional Insured with respect to its interests as such in the Aircraft, (7) be subject to a “50/50” clause, (8) shall apply worldwide and have no territorial restrictions or limitations, (9) shall comply with AVN67B requirements and (10) shall provide that all of the insurance provisions thereof, except the limit of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder.

(d)   Indemnification by United States Government in Lieu of Insurance. Notwithstanding any provision of this Section 2.08 requiring insurance, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States government, or any agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance maintained against such risk by Debtors shall be at least equal to the amount of insurance against such risk otherwise required by this Section 2.08 shall be considered adequate insurance for purposes of this Section 2.08.

(e)   Reports, Etc.  On or before the Closing Date and annually following renewal of Debtors’ insurance coverage, and upon delivery of Aircraft Collateral under an Eligible Lease, Debtors will furnish to Collateral Agent a certificate of insurance evidencing the insurance coverage required by this Agreement and a broker letter signed by a firm of independent aircraft insurance brokers appointed by Debtors (or the lessee under an Eligible Lease).  Debtors will cause such firm (and require the lessee under any Eligible Lease) to notify Collateral Agent and Administrative Agent, as promptly as practicable after such firm acquires knowledge of any notice of cancellation or material change in the insurance carried and maintained on the Aircraft and if such broker ceases to be the insurance broker to Debtors (or to the applicable lessee under the Eligible Lease).

In the event that Debtors (or the lessee under any Eligible Lease) shall fail to maintain or to cause to be maintained insurance as herein provided, Collateral Agent (acting at the written direction of the Required Lenders), may at its option obtain such insurance (giving Debtors prompt written notice thereof) and, in such event, Debtors shall, upon demand, reimburse Collateral Agent, for the cost to Collateral Agent of such insurance, together with interest thereon at the rate specified in Section 2.07 of the Credit Agreement commencing with the date such cost was paid to the date of reimbursement.

Notwithstanding anything to the contrary herein, insurance certificates providing the coverage and provisions indicated above shall be provided by Debtors to Collateral Agent; provided, however, Debtors shall be entitled to maintain insurance in respect of the Aircraft for the purposes of this Agreement which incorporates the terms and conditions of AVN.67B into such insurance. To the extent that any provision of AVN.67B conflicts or is otherwise inconsistent with the requirements of this Agreement relating to insurance coverage and evidence thereof, then (so long as it shall be general industry practice to insure aircraft that are financed or leased on the basis of such endorsement) such conflicting or inconsistent provisions of AVN.67B shall prevail and such endorsement shall be deemed to satisfy the requirements of this Agreement.

In no event shall Collateral Agent have any responsibility to determine or monitor whether the Debtors’ insurance coverage (or the insurance coverage under an Eligible Lease) complies with the terms and conditions of this Section 2.08, such responsibility being the sole obligation of the Debtors.

Section 2.09. Indemnification.

Each Debtor hereby assumes liability for and agrees to indemnify, defend, protect, save and keep harmless Collateral Agent and its Indemnitees from and against all claims, losses, liabilities, damages, taxes, fines, fees, penalties, actions, suits, costs, expenses and disbursements, including, but not limited to court costs and reasonable attorney’s fees and expenses, arising out of or connected with the ownership, operation, repair, maintenance or use of the Aircraft, except claims, losses, liabilities, damages and other costs and expenses arising in connection with Collateral Agent’s gross negligence or willful misconduct, as determined in a final non-appealable order of a court of competent jurisdiction, and such claims, losses, liabilities, damages and other costs and expenses arising in connection with Collateral Agent being a manufacturer, maintenance provider or supplier of or to the Aircraft Collateral.  Subject to the terms of the Credit Agreement, each Debtor will reimburse Collateral Agent upon demand for all costs and expenses incurred in connection with perfecting, pursuant to the Perfection Requirements, the security interest granted herein or the satisfaction thereof.  The provisions of this Section 2.09 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent to the extent such claim relates to The Bank of New York Mellon’s capacity as Collateral Agent hereunder.

Section 2.10. Registration; Certificate of Airworthiness; Notice of Lien.

Each Debtor, at its own expense, will cause each Aircraft owned by such Debtor (other than Aircraft, Airframes or Engines constituting Part-Out Equipment) to be duly registered, and at all times to remain duly registered,  under the Act in the name of such Debtor, or, in connection with an Eligible Lease in the name of such Debtor with, if possible, or in the name of the lessee under an Eligible Lease with the ownership of the Debtor noted to the extent possible with, the applicable foreign aviation authority.  Each Debtor shall carry on the Aircraft the certificate of registration for the Aircraft, the certificate of airworthiness and such other documents as may be required by the FAA or any other domestic or foreign governmental authority.

Section 2.11. Air Carrier Certification and Spare Parts.

Allegiant Air, LLC represents that it is a U.S. Air Carrier.  Each Debtor owning any Spare Parts represents that at least 80% of the book value of all Spare Parts owned by the Debtors will be maintained by or on behalf of Allegiant Air, LLC at the Spare Parts Locations.

Section 2.12. Third Party Agreements.

Upon the occurrence, and during the continuation, of an Event of Default, for the purpose of assisting Collateral Agent in exercising its rights and remedies under this Agreement, each Debtor hereby undertakes to continue to perform all of its obligations under Third Party Contracts (defined below) and to use commercially reasonable efforts to procure the performance of third parties under the Third Party Contracts.  For purposes of this Section 2.12, “Third Party Contracts” means any contracts by and between a Debtor and any third party.

Section 2.13. Cape Town Convention Requirements.

Regarding the Cape Town Convention,

(a) Allegiant Air, LLC and Sunrise Asset Management, LLC (collectively, the “Certified Debtors”) have established a valid and existing account with the International Registry, and as of the Closing Date, have appointed an administrator, the Oklahoma City law firm of McAfee &  Taft, to make registration with the International Registry as contemplated by this agreement on the Certified Debtors’ behalf;

(b) each Certified Debtor shall register and Collateral Agent shall consent to the registration of a first priority prospective international interest or international interest in the Aircraft Collateral owned by each such Certified Debtor which shall be searchable in the International Registry created pursuant to the Cape Town Convention;

(c) for Aircraft, Airframe and Engines leased to an Eligible Lessee after Closing, if the Cape Town Convention is applicable to the parties and/or the respective transaction, such lease interest may be registered in the International Registry;

(d) for Aircraft, Airframes and Engines added to this Agreement after the Closing Date, if the Cape Town Convention is applicable to the parties and/or the respective transaction, the contract of sale or prospective contract of sale shall be registered in the International Registry; and

(e) each applicable Certified Debtor shall execute and Collateral Agent shall have received a fully completed and originally executed Irrevocable De-Registration and Export Request Authorization (“IDERA”) with respect to each Aircraft registered with the FAA (subject to Section 2.17) in the form of Exhibit G hereto.

Each of the Aircraft and Engines are eligible to have international interests registered against them pursuant to the Cape Town Convention and each of the Engines is in excess of 550 horsepower.

Section 2.14. Restriction on International Registry Registrations.

No Debtor shall, with respect to any Aircraft Collateral, register any prospective or current international interest (other than with respect to contracts of sale in respect of a Debtor’s acquisition of such Aircraft Collateral and registration of leases to an Eligible Lessee, in each case, pursuant to Section 2.13 (c) and (d) above) with the International Registry without the prior written consent of Collateral Agent (such consent to be given or withheld at the written direction of the Required Lenders).  No Debtor shall execute or deliver any IDERA, with respect to any, Aircraft Collateral  (nor shall any Lessee execute and deliver any IDERA in connection with the lease of any Aircraft Collateral) to any party other than Collateral Agent unless  Collateral Agent consents in writing (such consent to be given or withheld at the written direction of the Required Lenders).

Section 2.15. Identification of Collateral Agent’s Interest.

Debtors agrees to affix as promptly as practicable after the Closing Date and thereafter to maintain in the cockpit of each Aircraft that does not constitute Part-Out Equipment, in a clearly visible location, a nameplate bearing the inscription “MORTGAGED TO THE BANK OF NEW YORK MELLON, AS COLLATERAL AGENT” (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Collateral Agent).

Section 2.16. Leasing and Possession.

(a) Subject to the terms and conditions of Section 2.17, Debtors shall be entitled, at any time, to lease Aircraft, Airframes and Engines pursuant to an agreement that satisfies the terms and conditions of an Eligible Lease to a lessee (other than a Debtor) provided that no Event of Default has occurred and is continuing at the commencement of such lease, and provided further that as a condition precedent to each such lease,

(x) Collateral Agent shall receive the following documents: (1) a certificate of insurance evidencing the insurance required to be carried and maintained with respect to such Aircraft, Airframe and/or Engines by the terms of this Agreement will be in full force and effect during the term of such lease, (2) if the lease is to a lessee whereunder the registration of the Aircraft is changed to foreign (non-US registration), an opinion from foreign counsel to be issued upon the lease of such aircraft by such lessee in a form reasonably satisfactory to the Collateral Agent which, subject to customary variations thereon and customary assumptions and qualifications, opines on the following: (I) (subject to any rights of the lessee under any Eligible Lease and any quiet enjoyment rights of such lessee thereunder) there exist no possessory rights in favor of the lessee under the laws of such lessee’s country and state of registration which would, upon bankruptcy or insolvency of or other default by Debtors and assuming at such time such lessee is not insolvent or bankrupt, prevent the taking of possession of such Aircraft, Airframe or Engines by Collateral Agent  in accordance with and when permitted by the terms of Article V of the Guarantee and Collateral Agreement upon the exercise by Collateral Agent of its remedies thereunder, (II) the terms of the proposed lease (including the provisions therein as to being subject and subordinate as required below; provided that such Eligible Lease may contain customary quiet enjoyment obligations) will be legal, valid, binding and (subject to customary exceptions in foreign opinions generally acceptable to aircraft financiers) enforceable against the proposed lessee in the country in which the proposed lessee is principally based, (III) the laws of such lessee’s country of domicile require fair compensation by the government of such jurisdiction payable in currency freely convertible into dollars for the loss of use or title of such Aircraft, Airframe or Engines in the event of the requisition by such government of such use or title, (IV) the laws of such lessee’s country of domicile would give recognition to the applicable Debtor’s title to such Aircraft and, Airframe and to the Lien of this Agreement upon proof thereof regardless of the nature of the Aircraft registration system in such country, and (V) to the extent required by Section 2.17(h), confirm that Collateral Agent has a valid perfected security interest over the Aircraft in such foreign jurisdiction to the fullest extent permitted by applicable law, and (3) with respect to the lease of any Aircraft, a duly executed Notice and Acknowledgement in the form of Exhibit E (or, in the case of a lease to Jet2.com Limited, substantially in the form of Notice and Acknowledgment used by the Debtors for previous transactions which is approved by the Collateral Agent prior to its execution without the consent of any Lender), and

(y) in the case of a lease to any foreign entity, the United States maintains normal diplomatic relations with the country in which such foreign entity is based at the time such lease is entered into.

In connection with any lease of an Aircraft, regardless of whether or not a Notice of Assignment and Acknowledgment of Assignment is entered into, upon request of any Debtor and without the consent of any Lender, Collateral Agent shall execute and deliver a Letter of Quiet Enjoyment and Collateral Agent Confirmations (to be prepared by such Debtor) substantially in the form of Exhibit F.

(b) With respect to any lease permitted hereunder, Debtors shall provide at least 7 days’ prior notice to Collateral Agent prior to delivery of the Aircraft thereunder and, to the extent required, take such other actions as are required by Section 2.17.

(c) Each Debtor shall, subject to the satisfaction of any actions required by Section 2.17, be entitled, without the prior written consent of Collateral Agent or any Lender, to:

(i) lease an Aircraft, Airframe or Engine to another Debtor;

(ii) subject or permit any lessee to subject any Engine to normal interchange agreements or to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by the Debtor (or any lessee) in the ordinary course of its business with any air carrier who shall not then be subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws; provided that  no such agreement or arrangement contemplates or requires the transfer of title to the Airframe or any Engine pursuant to pooling arrangements to which a Debtor (or its lessee) is a party;

(iii) deliver or permit any lessee to deliver possession of the Airframe or any Engine (x) to the manufacturer thereof, or to any Person for testing, service, repair, maintenance or overhaul work on the Airframe or any Engine or for alterations or modifications in or additions to the Airframe or Engine(s) or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(iv) install or permit a lessee to install an Engine on an Excluded Airframe owned by the Debtor (or an airframe owned by any lessee), free and clear of all Liens, except (x) the Lien of Debtor’s lender of such Excluded Aircraft and those permitted under the financing documents therefor, (y) Permitted Liens, and (z) the rights of third parties under normal interchange or pooling agreements and arrangements which are customary in the airline industry and do not contemplate or require the transfer of title to such Engine and provided that the financing documents pertaining to the Excluded Airframe provides that such Engine shall not become subject to the Lien of such financing documents notwithstanding the installation thereof on such Excluded Airframe, and the inclusion in such agreement of a provision similar to the last paragraph of this Section 2.16(c) shall satisfy such requirement;

(v) install an Engine on an airframe constituting Non-Owned Equipment (or an airframe leased to or financed (by conditional sale or other security agreement) by a lessee under an Eligible Lease), provided that; (A) such airframe is free and clear of all Liens, except (x) in the case of airframes which are Non-Owned Equipment (or leased to or financed (by conditional sale or other security agreement) by a lessee under an Eligible Lease), the rights of the parties to the lease or conditional sale agreement or other security agreement covering such airframe, or their assignee, and (y) Liens of the type permitted under the definition of Permitted Liens and Permitted Aircraft Liens, and (B) any such lease, conditional sale or other security agreement (including those pertinent to the Non-Owned Equipment) provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe, and the inclusion in such agreement of a provision similar to the last and unnumbered paragraph of this Section 2.16(c) shall satisfy such requirement;

(vi) transfer or permit any lessee to transfer possession of the Airframe or any Engine to the United States or any instrumentality or agency thereof pursuant to the CRAF Program so long as the Debtor (or such lessee) shall promptly notify Collateral Agent, in writing, upon transferring possession of the Airframe or any Engine to the United States or any agency or instrumentality thereof pursuant to such program;

(vii) enter into a wet lease, charter, or similar arrangement under which Debtor maintains operational control of the Aircraft;

(viii) transfer or permit any lessee to transfer possession of the Airframe or any Engine to the United States or any instrumentality or agency thereof which bears the full faith and credit of the United States;

(ix) lease of the Aircraft, the Airframe or any Engine to any Eligible Lessee provided the lease complies with the definition of “Eligible Lease” and, if required, Debtor shall have complied with Sections 2.16(a) and (b) and 2.17 hereof; and

(x) designate any Inventory, Aircraft, Airframes or Engines that meet the definition of Part-Out Equipment as such and, if elected by a Debtor, transfer possession of such Part-Out Equipment to a warehouseman, agent, bailee, consignee or processor; provided that in the event that the value of any Part-Out Equipment located in any one warehouseman, agent, bailee, consignee or processor-controlled location is in excess of $2,500,000 (based on Debtors’ book value thereof), such warehouseman, agent, bailee, consignee or processor shall have been notified of the Lien granted hereunder and shall have acknowledged pursuant to a notice of interest in the form of Exhibit I that such warehouseman, agent, bailee, consignee or processor holds the same, after notice by the Collateral Agent that an Event of Default under the Credit Agreement exists and is continuing, for the benefit of Collateral Agent subject to the Lien of the Lenders and shall, after receipt of such notice, act upon the instructions of Collateral Agent without further consent from the Debtors, and that such warehouseman, agent, bailee, consignee or processor further agrees to waive and release any Lien held by it with respect to such property, whether arising by operation of law or otherwise.

The Collateral Agent agrees that neither the Collateral Agent nor any person lawfully claiming through or under the Collateral Agent shall acquire or claim, as against another lessor or security interest holder, any right, title or interest in any engine (other than an Engine) covered by any such lease or security agreement as a consequence of such engine being attached to the Airframe to the extent such Airframe is (x) registered with the FAA or (y) registered in another jurisdiction that, after giving effect to such engine installation, would still recognize the applicable Debtor as the lawful owner of the Engine which was removed and having such engine take its place on the Airframe.

Section 2.17. Perfection Requirements.  The parties hereto agree that for all purposes of this Agreement, the perfection of the security interest of the Collateral Agent in the  Aircraft Collateral, including the Aircraft, Airframes, Engines and leases shall be accomplished exclusively (and notwithstanding any general or specific authorizing language regarding filings, registration or perfection set forth in any other Loan Document) in accordance with the following terms (the “Perfection Requirements”):

(a) With respect to the Aircraft, Airframes and Engines listed in Schedule 1 and Spare Parts located at the Spare Parts Locations set forth in Schedule 2, the security interest of Collateral Agent shall be perfected by:

(i) the filing and the recordation of this Agreement by the Debtors with the FAA (including with respect to the Spare Parts Locations);

(ii) each Debtor shall register and Collateral Agent shall consent to the registration of the international interests hereunder with the International Registry the Aircraft, Airframes and Engines identified by serial number in Schedule 1 that are owned by such Debtor; and

(iii) the filing by the Debtors with respect to each of the Debtors, of a UCC-1 with the Nevada Secretary of State describing the Aircraft Collateral (the form and content of which has been reviewed and approved by Debtors prior to the filing thereof).

(b) With respect to the Existing Leases, the security interest of Collateral Agent shall be perfected by the UCC-1 filings by the Debtors under Section 2.17 (a)(iii).

(c) With respect to any Aircraft, Airframe or Engine acquired after the date of this Agreement that does not, at the time of its acquisition, constitute Part-Out Equipment, no later than the last calendar day of the month next succeeding the month in which such Aircraft, Airframe or Engine was acquired (the month of acquisition, the “Acquisition Month”), the security interest of Collateral Agent in such Aircraft, Airframe or Engine shall be perfected by the registration by the Debtors and the consent to such registrations by  Collateral Agent of an international interest relating to the Lien created by the Aircraft Security Agreement  over such Aircraft, Airframe or Engine.

(d) With respect to any Aircraft, Airframe or Engine acquired after the date of this Agreement, which Aircraft or Airframe is registered with the FAA or which Engine is located in the United States, provided such Aircraft, Airframe and/or Engine does not constitute Part-Out Equipment, no later than the last calendar day of the month next succeeding the Acquisition Month, the relevant Debtor shall cause to be filed with the FAA an Aircraft Security Agreement Supplement in the form of Exhibit B hereto with respect to such Aircraft, Airframe or Engine and cause an IDERA for the FAA-registered Airframe to be delivered to Collateral Agent.

(e) With respect to any lease of an Aircraft entered into after the date of this Agreement with respect to an Aircraft that is registered with the FAA, no later than the last calendar day of the month next succeeding the month such lease went into effect, the security interest of Collateral Agent shall be perfected by:

(i) the filing and recordation by the relevant Debtor of the lease with the FAA;

(ii) the filing of a Lease Security Assignment in the form of Exhibit A with respect to such leases; and

(iii) registration by the Debtor-lessor under such leases and the consent to such registration by Collateral Agent with the International Registry the international interest of Collateral Agent over such leases.

(f) With respect to the lease of any Aircraft entered into after the date of this Agreement (excluding any lease in effect at the time an Aircraft is acquired), such lease shall be perfected by the applicable Debtor by causing one original copy of the lease to be designated as the “tangible chattel paper” copy of such lease and, no later than 30 days following the execution of such lease, such Debtor shall cause such chattel paper original of the lease to be delivered to Collateral Agent following its execution.

(g) Debtors shall satisfy all obligations relating to the Aircraft Collateral set forth on Schedule 5.14 to the Credit Agreement.

(h) With respect to any Aircraft registered in a jurisdiction outside of the United States, no later than ten (10) Business Days following such registration, Debtor shall take such commercially reasonable action as the laws of such jurisdiction prescribe to grant Collateral Agent a first priority perfected security interest over such Aircraft that would be recognized in such jurisdiction (including, without limitation, the entering into and filing of a mortgage that would be recognized under such jurisdiction); provided that at any given time Debtors, collectively, shall be entitled:

(i) to have 10% of their Aircraft (by number) registered outside of the United States in connection with  one or more leases thereof for which no actions have been taken to (A) perfect Collateral Agent’s security interest over such Aircraft or lease thereof in foreign jurisdictions (pursuant to the Perfection Requirements above), and (B)  comply with Section 2.16 (a) and (b), other than to deliver to Collateral Agent a certificate of insurance evidencing the insurance required to be carried and maintained under such lease with respect to such Aircraft as set forth under the terms of this Agreement, and

(ii) to have 10% of their Engines (by number) located outside the United States under one or more engine leases (which excludes any Engines subject to Aircraft leases whereunder the Aircraft are registered outside the United States) for which no actions have been taken to (A) perfect Collateral Agent’s security interest over such Engine or lease thereof in any foreign jurisdiction (pursuant to the Perfection Requirements above), and (B) comply with Section 2.16 (a) and (b), other than to deliver to Collateral Agent a certificate of insurance evidencing the insurance required to be carried and maintained under such lease with respect to such Engine.

(i) Debtors shall perform their obligations under Sections 2.13, 2.15 and 3.03 of this Agreement.

Article 3.
EVENTS OF DEFAULT AND REMEDIES

Section 3.01. Rights and Remedies Upon Default.

Upon the occurrence and during the continuance of any Event of Default, Collateral Agent and the Lenders shall have the rights and remedies afforded them as specified in Article VII of the Credit Agreement and Article V of the Guarantee and Collateral Agreement.  Collateral Agent shall have all other rights, powers, privileges and remedies available to an Agent under the UCC, under the Cape Town Convention (and Debtors affirmatively agree that Collateral Agent has the rights and remedies granted a creditor under the Cape Town Convention), at law or in equity or otherwise, including without limitation, to procure the deregistration of the registration of the Aircraft and export of the Aircraft to a jurisdiction of  Collateral Agent’s choice (acting at the written direction of the Required Lenders) pursuant to an IDERA and as authorized by the Cape Town Convention.

Section 3.02. Exercise of Remedies.

Each right, power and remedy herein granted Collateral Agent is cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing under or by virtue of the provisions of any other agreement between any Debtor and Collateral Agent or the Lenders or in equity, at law or by virtue of statute or otherwise.  No failure to exercise, and no delay in exercising, any right, power or remedy held by Collateral Agent hereunder or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy held hereunder or otherwise, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 3.03. Replacements and Additions.

Collateral Agent acknowledges that Debtors may, from time to time, replace portions of, effect repairs to, or make additions to, the Aircraft, provided that the value of such Aircraft is not thereby impaired.  Any such replacement, repairs or additions which may become the property of any Debtor shall immediately upon the acquisition thereof be and become subject to the lien of the security interest and mortgage created, granted and conveyed pursuant to this Agreement.  Each Debtor shall deliver to Collateral Agent such documents (or replacements, repairs or additions to previously executed documents) as are reasonably necessary to grant to Collateral Agent a security interest in or perfect Collateral Agent’s security interest in said replacements or additions required by this Agreement.

Section 3.04. Remedies Cumulative; No Waiver; Conflicts.

All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of each Debtor contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any guaranty agreement given to Collateral Agent by any guarantor, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of each Debtor herein contained.  The failure or delay of Collateral Agent to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the other Loan Documents shall not operate as a waiver of any of such Liens, rights, powers or remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until the Loans and all other Obligations owing or to become owing from each Debtor to Collateral Agent shall have been indefeasibly paid in full, and all Liens, rights, powers, and remedies provided herein and the other Loan Documents are cumulative and none are exclusive.

Article 4.
MISCELLANEOUS PROVISIONS

Section 4.01. Entire Agreement.

This Agreement, the Credit Agreement and the other Loan Documents constitutes the entire understanding among the parties with respect to the subject matter hereof.

Section 4.02. Notices.

Unless otherwise specifically provided in this Agreement, any notice or other communication relating to this Agreement or any other agreement entered into in connection therewith shall be in writing and shall be delivered to Debtors or to Collateral Agent in the manner set forth in Section 9.01 of the Credit Agreement.

Section 4.03. Loan Document.

This Agreement is a Loan Document.

Section 4.04. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) CONSENT TO JURISDICTION.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH DEBTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AND (C)  AGREES THAT AGENTS AND LENDERS HAVE THE RIGHT TO SERVE PROCESS IN ANY  MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c) WAIVER OF JURY TRIAL   EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 4.04 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 4.05. Amendments; Etc.

No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and each Debtor, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of Collateral Agent to exercise, and no delay in exercising any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Obligations preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided for in this Agreement or otherwise with respect to any of the Obligations are cumulative and not exclusive of any remedies provided by law.

Section 4.06. Continuing Security Interest.

This Agreement shall create a continuing security interest in the Aircraft Collateral and shall: (i) remain in full force and effect until the payment in full of the Obligations (other than contingent indemnification obligations), including the cash collateralization, expiration, or cancellation of all Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement; (ii) be binding upon each Debtor and its successors and assigns; and (iii) inure to the benefit of Collateral Agent and its successors, transferees, and assigns, in each case other than as expressly permitted pursuant to the terms of the Loan Documents.  Upon the payment in full of the Obligations (other than contingent indemnification obligations), including the cash collateralization, expiration, or cancellation of all Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement, the security interests granted herein shall automatically terminate and all rights to the Aircraft Collateral shall revert to the applicable Debtor.  Upon any such termination, Collateral Agent will, at Debtors’ expense, execute and deliver to the applicable Debtor such documents and consent to the discharge of such international interests as such Debtor shall reasonably request to evidence such termination.  Such documents shall be prepared by Debtors and shall be in form and substance reasonably satisfactory to Collateral Agent and Collateral Agent shall respond in the affirmative and consent to any international interest discharge requests.

Section 4.07. Commercial Transaction.

EACH DEBTOR ACKNOWLEDGES AND AGREES THAT THE AIRCRAFT COLLATERAL IS AND AT ALL TIMES WILL BE USED BY SUCH DEBTOR FOR COMMERCIAL PURPOSES AND THAT THE SECURED INDEBTEDNESS AROSE OUT OF A “COMMERCIAL TRANSACTION.”  TO THE FULLEST EXTENT PERMITTED BY LAW, IN ADDITION TO ALL OTHER PROVISIONS OF THIS AGREEMENT, IN THE EVENT OF ANY DEFAULT HEREUNDER, SUCH DEBTOR HEREBY AGREES THAT COLLATERAL AGENT (ACTING AT THE WRITTEN DIRECTIONS OF THE REQUIRED LENDERS) SHALL HAVE THE RIGHT TO IMMEDIATE POSSESSION OF THE AIRCRAFT COLLATERAL, WITHOUT NOTICE OF HEARING, AND SUCH DEBTOR HEREBY KNOWINGLY, INTELLIGENTLY AND SPECIFICALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO ANY NOTICE AND THE POSTING OF ANY BOND BY COLLATERAL AGENT PRIOR TO SEIZURE BY COLLATERAL AGENT, ITS TRANSFEREES, ASSIGNS OR SUCCESSORS IN INTEREST OF THE AIRCRAFT OR ANY INTEREST THEREIN OR PORTION THEREOF OR ANY OTHER AIRCRAFT COLLATERAL HEREUNDER.

Section 4.08. Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

Section 4.09. Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 4.10. Counterparts; Fax Execution.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.  Delivery of an executed counterpart of this Agreement by fax shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by fax shall also deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect hereof.

Section 4.11. Collateral Agent Appointed Attorney-in-Fact.

During the existence and continuation of an Event of Default, each Debtor hereby appoints the Collateral Agent the attorney-in-fact of such Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent (acting at the written direction of the Required Lenders) may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

Section 4.12. Release of Aircraft Collateral.

(a) Upon installation of any Spare Part on any Excluded Aircraft, Excluded Engine and/or on any Non-Owned Equipment, or the sale of such Spare Part permitted pursuant to the terms of the Credit Agreement, such Spare Part, without further action on the part of the Collateral Agent, shall be free and clear of all rights of Collateral Agent and of the Lien of this Agreement and shall no longer be deemed a  Spare Part hereunder. Upon request of a Debtor from time to time and at Debtors cost and expense and without the consent of any Lender, Collateral Agent shall promptly execute and deliver to Debtors a release and disclaimer of interest confirmation of the same substantially in the form of Exhibit D hereto.

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(b) Upon the delivery by the Borrower of a Officer’s Certificate in the form of Exhibit H in connection with the incurrence of secured Indebtedness or any asset sale permitted under the Credit Agreement, and without the consent of any Lender, Collateral Agent will promptly, at Debtors’ cost and expense, execute and authorize or consent to the filing and/or delivery of such lien releases and/or disclaimer statements as are requested under and attached to such Officer’s Certificate, including such documents substantially in the forms attached to this Agreement and provide its consent to discharge such international interests registered with the International Registry.

(c) Upon the written request by Debtor to deregister any Aircraft that constitutes Part-Out Equipment and without the consent of any Lender, Collateral Agent, at the Debtor’s cost and expense, will promptly cooperate with and consent to such deregistrations.

(d)  Upon the written request by a Debtor to deregister any Aircraft with the FAA in order to have it reregistered in a foreign jurisdiction in connection with the entering into an Eligible Lease (and including requests to deregister an Aircraft from any foreign jurisdiction in order to have it registered with the FAA) and without the consent of any Lender, Collateral Agent, at the Debtor’s cost and expense, will promptly cooperate with and consent to such deregistrations.

Section 4.13. Miscellaneous

(a) By the execution of this Agreement Collateral Agent confirms that, provided no Event of Default has occurred and is continuing, neither Collateral Agent nor any Person lawfully claiming by, through or on account of the Collateral Agent will interfere with the quiet use, possession and enjoyment of the Aircraft Collateral by the Debtors or the exercise by  Debtors of their respective rights and privileges under and in accordance with the terms and provisions of the Loan Documents.

(b) By the execution of this Agreement, Collateral Agent confirms that provided no “Event of Default” (under an Eligible Lease) has occurred and is continuing, neither the Collateral Agent nor any Person lawfully claiming by, through or on account of the Collateral Agent will interfere with the quiet use, possession and enjoyment of an Aircraft, Airframe or Engine subject to an Eligible Lease or the exercise by such lessee of its rights and privileges under and in accordance with the terms and provisions of the Eligible Lease.  The Collateral Agent, without the consent of any Lender, shall issue such confirmation to an Eligible Lessee, in writing (in a form and substance reasonably acceptable to the Collateral Agent, including in substantially the form and having the content of Exhibit F), upon a Debtor’s written request (and at Debtor’s cost and expense) and regardless of whether or not a Notice and Acknowledgement of Assignment has been issued.

(c) It is the intention of each of the Debtors, Collateral Agent and each other Secured Party (as defined in the Guarantee and Collateral Agreement) that, to the extent applicable to a Debtor, Collateral Agent (for the benefit of the Secured Parties) shall be entitled to the benefits of Section 1110 with respect to any Aircraft Collateral entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which the applicable Debtor is a debtor thereunder and to the extent applicable and permitted under Section 1110, Collateral Agent shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Aircraft Collateral entitled to the benefits of Section 1110 and to enforce any of its other rights or remedies as provided in this Agreement and the Guarantee and Collateral Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which the applicable Debtor is a debtor thereunder.

Section 4.14. Liability of the Collateral Agent.  The parties hereto agree that Collateral Agent shall be afforded all of the rights, privileges, protections, indemnities and immunities afforded to Collateral Agent under the Credit Agreement in connection with its execution of this Agreement  and the performance of its duties hereunder.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written above.

ALLEGIANT TRAVEL COMPANY,
a Nevada corporation

By:
Title:

[SUBSIDIARY],
a [-] corporation

By:
Title:

[SUBSIDIARY],
a [-] corporation

By:
Title:

THE BANK OF NEW YORK MELLON,
as Collateral Agent

By:
Title:

SCHEDULE 1 TO
AIRCRAFT SECURITY AGREEMENT

AIRCRAFT, AIRFRAMES and ENGINES

This Schedule 1 is attached to and incorporated by reference into that certain Aircraft Security Agreement (the “Agreement”), dated as of March 10, 2011, among ALLEGIANT TRAVEL COMPANY, a Nevada corporation (the “Borrower”), the Subsidiaries of the Borrower identified therein and from time to time party thereto (together with the Borrower, the “Debtors”) and THE BANK OF NEW YORK MELLON, as Collateral Agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Collateral Agent”).

In accordance with the terms and conditions of the Agreement, Allegiant Air, LLC (“AIR”), being a subsidiary of the Borrower and therefore a Debtor under the Agreement, hereby assigns and grants a security interest in and mortgages to Collateral Agent the following Aircraft and Airframes pursuant to the terms of the Agreement:

AIRFRAMES1

Manufacturer	Model	Serial Number	U.S. Registration Number
McDonnell Douglas	DC-9-81 (MD-81)	53300	N501PT
McDonnell Douglas	DC-9-81 (MD-81)	49461	N502PT
McDonnell Douglas	DC-9-81 (MD-81)	49281	N503PT
McDonnell Douglas	DC-9-87	49779	N949MA
Boeing	757-2G5	23983	N950PT

In accordance with the terms and conditions of the Agreement, AIR hereby assigns and grants a security interest in and mortgages to Collateral Agent the following Engines pursuant to the terms of the Agreement:

ENGINES2

Manufacturer	Model	Serial Number
Pratt & Whitney	JT8D-219	696354
Pratt & Whitney	JT8D-219	708529
Pratt & Whitney	JT8D-219	708569
Pratt & Whitney	JT8D-219	709728
Pratt & Whitney	JT8D-219	709996
Pratt & Whitney	JT8D-219	716750
Pratt & Whitney	JT8D-219	718165
Pratt & Whitney	JT8D-219	718411
Pratt & Whitney	JT8D-219	718539
Pratt & Whitney	JT8D-219	725361
Pratt & Whitney	JT8D-219	725461
Pratt & Whitney	JT8D-219	725543
Pratt & Whitney	JT8D-219	725559
Pratt & Whitney	JT8D-219	725605
Pratt & Whitney	JT8D-219	725614
Pratt & Whitney	JT8D-219	725681
Pratt & Whitney	JT8D-219	725970
Pratt & Whitney	JT8D-219	725983
Pratt & Whitney	JT8D-219	728106

1 All of the Airframes in this Schedule 1 that are listed as (i) DC-9-81 (MD-81) are described on the drop-down menus of the International Registry as McDONNELL DOUGLAS model MD-80-81 aircraft, (ii) model DC-9-87 are described on the drop-down menus of the International Registry as McDONNELL DOUGLAS model MD-80-87 aircraft, and (iii) model 757-2G5 are described on the drop-down menus of the International Registry as BOEING model 757-200 aircraft.
2 All of the Pratt & Whitney Engines listed in this Schedule 1 are described on the drop-down menus of the International Registry as PRATT & WHITNEY model JT8D 200 aircraft engines.

Schedule 1-1

In accordance with the terms and conditions of the Agreement, Sunrise Asset Management, LLC (“SAM”), being a subsidiary of the Borrower and therefore a Debtor under the Agreement, hereby assigns and grants a security interest in and mortgages to Collateral Agent the following Aircraft and Airframes pursuant to the terms of the Agreement:

AIRFRAMES3

Manufacturer	Model	Serial Number	U.S. Registration Number
McDonnell Douglas Aircraft Co.	MD-88	49761	N401NV
McDonnell Douglas Aircraft Co.	MD-88	49763	N402NV
McDonnell Douglas Aircraft Co.	MD-88	49764	N403NV
McDonnell Douglas Aircraft Co.	MD-88	49765	N404NV
Douglas	DC-9-83	49623	N405NV
McDonnell Douglas	DC-9-83 (MD-83)	49900	N406NV*
McDonnell Douglas	DC-9-83 (MD-83)	53244	N407NV*
McDonnell Douglas	DC-9-83 (MD-83)	53246	N408NV*
McDonnell Douglas Aircraft Co.	MD-83	49574	N409NV
Douglas	DC-9-83	49965	N410NV
McDonnell Douglas	DC-9-83 (MD-83)	53245	N411NV*

3 All of the Airframes in this Schedule 1 that are listed as (i) model MD-88 are described on the drop-down menus of the International Registry as McDONNELL DOUGLAS model MD-80-88 aircraft, (ii) model DC-9-83 (MD-83), DC-9-83 or MD-83 are described on the drop-down menus of the International Registry as McDONNELL DOUGLAS model MD-80-83 aircraft, (iii) model DC-9-82 (MD-82) or DC-9-82 are described on the drop-down menus of the International Registry as McDONNELL DOUGLAS model MD-80-82 aircraft, (iv) model DC-9-87 are described on the drop-down menus of the International Registry as McDONNELL DOUGLAS model MD-80-87 aircraft, and (v) model DC-9-81 (MD-81) are described on the on the drop-down menus of the International Registry as McDONNELL DOUGLAS model MD-80-81.

Schedule 1-2

McDonnell Douglas	DC-9-83 (MD-83)	49909	N415NV*
McDonnell Douglas	DC-9-83 (MD-83)	49555	N416NV*
McDonnell Douglas	DC-9-83 (MD-83)	53347	N417NV***
McDonnell Douglas	DC-9-83 (MD-83)	49615	N418NV*
McDonnell Douglas	DC-9-83 (MD-83)	53366	N419NV***
McDonnell Douglas	DC-9-83 (MD-83)	49424	N420NV*
McDonnell Douglas Corp.	DC-9-82	53275	N421NV**
McDonnell Douglas	DC-9-82 (MD-82)	49381	N422NV**
McDonnell Douglas	DC-9-82 (MD-82)	53008	N423NV**
McDonnell Douglas	DC-9-82 (MD-82)	49421	N424NV
McDonnell Douglas	DC-9-82 (MD-82)	49438	N425NV
McDonnell Douglas Corp.	DC-9-82	49437	N426NV
McDonnell Douglas Corp.	DC-9-82	49436	N427NV
McDonnell Douglas	DC-9-82 (MD-82)	49420	N428NV**
McDonnell Douglas	DC-9-83 (MD-83)	49385	N429NV*
McDonnell Douglas	DC-9-81 (MD-81)	53302	N504PT
McDonnell Douglas	DC-9-81 (MD-81)	49280	N506PT
McDonnell Douglas	DC-9-81 (MD-81)	49463	N507PT
McDonnell Douglas	DC-9-81 (MD-81)	49462	N509PT
McDonnell Douglas	DC-9-87	49610	N511PT
McDonnell Douglas	DC-9-87	49612	N515PT
McDonnell Douglas	DC-9-87	53348	N516PT
McDonnell Douglas	DC-9-87	49614	N517PT
McDonnell Douglas	DC-9-87	49608	N518PT
McDonnell Douglas	DC-9-81 (MD-81)	49282	N519PT
McDonnell Douglas	DC-9-81 (MD-81)	49283	N521PT
McDonnell Douglas	DC-9-81 (MD-81)	49821	N522PT
McDonnell Douglas	DC-9-81 (MD-81)	49820	N524PT
McDonnell Douglas	DC-9-82 (MD-82)	49416	N528PT
McDonnell Douglas	DC-9-83 (MD-83)	49786	N860GA
McDonnell Douglas	DC-9-83 (MD-83)	49557	N861GA
McDonnell Douglas	DC-9-83 (MD-83)	49556	N862GA
McDonnell Douglas	DC-9-83 (MD-83)	49911	N863GA
McDonnell Douglas	DC-9-83 (MD-83)	49912	N864GA
McDonnell Douglas	DC-9-83 (MD-83)	49998	N865GA
McDonnell Douglas	DC-9-83 (MD-83)	49910	N866GA
McDonnell Douglas	DC-9-83 (MD-83)	49554	N868GA
McDonnell Douglas	DC-9-83 (MD-83)	53294	N869GA
McDonnell Douglas	DC-9-83 (MD-83)	53296	N871GA
McDonnell Douglas Aircraft Co.	MD-83	53295	N872GA
McDonnell Douglas Aircraft Co.	MD-83	49658	N873GA
McDonnell Douglas Aircraft Co.	MD-83	49643	N874GA
McDonnell Douglas	DC-9-83 (MD-83)	53468	N875GA*
McDonnell Douglas	DC-9-83 (MD-83)	53469	N876GA*
McDonnell Douglas	DC-9-83 (MD-83)	53467	N877GA
McDonnell Douglas	DC-9-83 (MD-83)	53487	N878GA

Schedule 1-3

McDonnell Douglas	DC-9-83 (MD-83)	53486	N879GA
McDonnell Douglas	DC-9-83 (MD-83)	49625	N880GA
Douglas	DC-9-83	49708	N881GA
Douglas	DC-9-83	49710	N883GA
McDonnell Douglas	DC-9-83 (MD-83)	49401	N884GA
McDonnell Douglas	DC-9-82 (MD-82)	49931	N886GA
McDonnell Douglas	DC-9-82 (MD-82)	49932	N887GA
McDonnell Douglas	DC-9-83 (MD-83)	49423	N891GA
McDonnell Douglas Aircraft Co.	MD-83	49826	N892GA
McDonnell Douglas Aircraft Co.	MD-83	53051	N893GA
McDonnell Douglas	DC-9-82 (MD-82)	49660	N894GA
McDonnell Douglas	DC-9-82 (MD-82)	49667	N895GA
McDonnell Douglas	DC-9-87	49725	N945MA
McDonnell Douglas	DC-9-87	49778	N948MA
McDonnell Douglas	DC-9-87	49673	N952MA

*Though these aircraft are listed as model DC-9-83 (MD-83), they are described on the drop-down menus of the International Registry as McDONNELL DOUGLAS model MD-80-82 aircraft; and by free-text entry of McDONNELL DOUGLAS model MD-80-83.

** Though these aircraft are listed as model DC-9-82 (MD-82), they are described on the drop-down menus of the International Registry as McDONNELL DOUGLAS model MD-80-81 aircraft; and by free-text entry of McDONNELL DOUGLAS model MD-80-82.

*** Aircraft N419NV (MSN 53366) and N417NV (MSN 53347): Though these aircraft are listed as model DC-9-83 (MD-83) they are described on the drop down menus of the International Registry as McDONNELL DOUGLAS model MD-80-81 aircraft; and by free-text entry of (i) McDONNELL DOUGLAS model MD-80-82 and (ii) McDONNELL DOUGLAS model MD-80-83.

In accordance with the terms and conditions of the Agreement, SAM hereby assigns and grants a security interest in and mortgages to Collateral Agent the following Engines pursuant to the terms of the Agreement:

ENGINES4

Manufacturer	Model	Serial Number
Rolls Royce	RB211-535E4	30626
Rolls Royce	RB211-535E4	30651
Pratt & Whitney	JT8D-217C	696357
Pratt & Whitney	JT8D-219	696374
Pratt & Whitney	JT8D-217A	696378
Pratt & Whitney	JT8D-217A	696396
Pratt & Whitney	JT8D-217A	696397
Pratt & Whitney	JT8D-219	696418

4 All of the Pratt & Whitney Engines listed in this Schedule 1 are described on the drop-down menus of the International Registry as PRATT & WHITNEY model JT8D 200 aircraft engines, and all of the Rolls Royce Engines listed in this Schedule 1 are described on the drop-down menus of the International Registry as ROLLS ROYCE model RB211 535.

Schedule 1-4

Pratt & Whitney	JT8D-217A	696438
Pratt & Whitney	JT8D-219	696441
Pratt & Whitney	JT8D-219	696447
Pratt & Whitney	JT8D-217A	708105
Pratt & Whitney	JT8D-217A	708111
Pratt & Whitney	JT8D-217A	708122
Pratt & Whitney	JT8D-217A	708125
Pratt & Whitney	JT8D-219	708158
Pratt & Whitney	JT8D-219	708159
Pratt & Whitney	JT8D-219	708172
Pratt & Whitney	JT8D-219	708182
Pratt & Whitney	JT8D-219	708530
Pratt & Whitney	JT8D-219	709729
Pratt & Whitney	JT8D-219	709743
Pratt & Whitney	JT8D-219	709785
Pratt & Whitney	JT8D-219	709879
Pratt & Whitney	JT8D-19	709900
Pratt & Whitney	JT8D-217A	709988
Pratt & Whitney	JT8D-219	716712
Pratt & Whitney	JT8D-219	716714
Pratt & Whitney	JT8D-219	716723
Pratt & Whitney	JT8D-217C	716732
Pratt & Whitney	JT8D-219	716736
Pratt & Whitney	JT8D-219	716738
Pratt & Whitney	JT8D-219	716746
Pratt & Whitney	JT8D-219	716766
Pratt & Whitney	JT8D-219	716772
Pratt & Whitney	JT8D-217A	717312
Pratt & Whitney	JT8D-217A	717322
Pratt & Whitney	JT8D-217A	717348
Pratt & Whitney	JT8D-219	717822
Pratt & Whitney	JT8D-219	717838
Pratt & Whitney	JT8D-219	718028
Pratt & Whitney	JT8D-219	718046
Pratt & Whitney	JT8D-219	718051
Pratt & Whitney	JT8D-219	718065
Pratt & Whitney	JT8D-219	718067
Pratt & Whitney	JT8D-219	718068
Pratt & Whitney	JT8D-219	718075
Pratt & Whitney	JT8D-219	718090
Pratt & Whitney	JT8D-219	718099
Pratt & Whitney	JT8D-219	718106
Pratt & Whitney	JT8D-219	718161
Pratt & Whitney	JT8D-219	718162
Pratt & Whitney	JT8D-219	718173
Pratt & Whitney	JT8D-219	718174

Schedule 1-5

Pratt & Whitney	JT8D-219	718197
Pratt & Whitney	JT8D-219	718201
Pratt & Whitney	JT8D-219	718205
Pratt & Whitney	JT8D-219	718211
Pratt & Whitney	JT8D-219	718240
Pratt & Whitney	JT8D-219	718276
Pratt & Whitney	JT8D-219	718283
Pratt & Whitney	JT8D-219	718285
Pratt & Whitney	JT8D-217C	718412
Pratt & Whitney	JT8D-217C	718426
Pratt & Whitney	JT8D-219	718429
Pratt & Whitney	JT8D-217C	718430
Pratt & Whitney	JT8D-219	718442
Pratt & Whitney	JT8D-219	718444
Pratt & Whitney	JT8D-219	718493
Pratt & Whitney	JT8D-219	718504
Pratt & Whitney	JT8D-219	718524
Pratt & Whitney	JT8D-219	718538
Pratt & Whitney	JT8D-219	718542
Pratt & Whitney	JT8D-219	718574
Pratt & Whitney	JT8D-219	718593
Pratt & Whitney	JT8D-217C	725374
Pratt & Whitney	JT8D-219	725409
Pratt & Whitney	JT8D-219	725410
Pratt & Whitney	JT8D-219	725417
Pratt & Whitney	JT8D-219	725429
Pratt & Whitney	JT8D-219	725437
Pratt & Whitney	JT8D-219	725453
Pratt & Whitney	JT8D-219	725486
Pratt & Whitney	JT8D-219	725491
Pratt & Whitney	JT8D-219	725518
Pratt & Whitney	JT8D-219	725520
Pratt & Whitney	JT8D-219	725541
Pratt & Whitney	JT8D-219	725564
Pratt & Whitney	JT8D-219	725566
Pratt & Whitney	JT8D-219	725594
Pratt & Whitney	JT8D-217C	725636
Pratt & Whitney	JT8D-219	725665
Pratt & Whitney	JT8D-219	725702
Pratt & Whitney	JT8D-219	725724
Pratt & Whitney	JT8D-219	725725
Pratt & Whitney	JT8D-219	725743
Pratt & Whitney	JT8D-219	725745
Pratt & Whitney	JT8D-219	725757
Pratt & Whitney	JT8D-217C	725781
Pratt & Whitney	JT8D-219	725836

Schedule 1-6

Pratt & Whitney	JT8D-219	725857
Pratt & Whitney	JT8D-219	725875
Pratt & Whitney	JT8D-219	725884
Pratt & Whitney	JT8D-219	725912
Pratt & Whitney	JT8D-219	725929
Pratt & Whitney	JT8D-219	725940
Pratt & Whitney	JT8D-219	725941
Pratt & Whitney	JT8D-219	725943
Pratt & Whitney	JT8D-219	725973
Pratt & Whitney	JT8D-219	725982
Pratt & Whitney	JT8D-219	725984
Pratt & Whitney	JT8D-219	725991
Pratt & Whitney	JT8D-219	726029
Pratt & Whitney	JT8D-219	726039
Pratt & Whitney	JT8D-219	726066
Pratt & Whitney	JT8D-219	726080
Pratt & Whitney	JT8D-219	726112
Pratt & Whitney	JT8D-217C	726815
Pratt & Whitney	JT8D-217C	726820
Pratt & Whitney	JT8D-219	726844
Pratt & Whitney	JT8D-219	726874
Pratt & Whitney	JT8D-219	726938
Pratt & Whitney	JT8D-217C	726985
Pratt & Whitney	JT8D-219	728006
Pratt & Whitney	JT8D-217C	728007
Pratt & Whitney	JT8D-219	728074
Pratt & Whitney	JT8D-219	728089
Pratt & Whitney	JT8D-219	728090
Pratt & Whitney	JT8D-219	728092
Pratt & Whitney	JT8D-219	728137

Schedule 1-7

SCHEDULE 2 TO
AIRCRAFT SECURITY AGREEMENT

SPARE PART LOCATIONS

The Spare Parts located at the following Spare Parts Locations are used in connection with equipment operated by Allegiant Air, LLC, which equipment includes McDonnell Douglas and Boeing airframes, Pratt & Whitney aircraft engines, and Rolls Royce aircraft engines.

Code	Location	Address
LAS	Las Vegas	6055 Surrey St. Suite 114, Las Vegas NV 89119
SFB	Orlando	2931 Carrier Avenue, Sanford, FL 32773
PIE	St. Petersburg-Clearwater	14700 Terminal Blvd, Suite 105, Clearwater, FL 33762
KMDC	Kingman	2540 Landon Drive, Bullhead City, AZ 86422
IWA	Phoenix	6263 S. Taxiway Circle, Mesa AZ 85212
SFB1	Orlando - Heavy Mx	2931 Carrier Avenue, Sanford, FL 32773
BLI	Bellingham	4241 Mitchell Way #9, Bellingham, WA 98226
MCL	Las Vegas - McLeoud St.	6231 S. McLeod Dr, Suite J, Las Vegas NV 89122
OKC	Oklahoma City	6611 S. Meridian Ave. Oklahoma City, OK 73159
IFP	Bullhead City	2550 Laughlin View Drive, Ste 162, Bullhead City, AZ 86442
FLL	Fort Lauderdale	50 Terminal Drive, Terminal 1 PO Box 12, Fort Lauderdale, FL 33315
GRR	Grand Rapids	5500 44th Street SE, Grand Rapids, MI 49512
UTA	Tunica	209 S. Airport Blvd, Tunica MS 38676
LAX	Los Angeles	10080 International Rd, Suite 201, Los Angeles, CA 90045

Schedule 2-1

SCHEDULE 3 TO
AIRCRAFT SECURITY AGREEMENT

EXCLUDED AIRCRAFT and EXCLUDED ENGINES

One (1) Boeing 757-200 airframe (other than the engines listed below and engines from time to time installed on such airframe) having manufacturer’s serial number 26963 and FAA registration mark N901NV together with two (2) Rolls Royce Model RB211-534E aircraft engines (described as ROLLS ROYCE model RB211 engines on the International Registry) bearing respectively manufacturer's serial numbers 30824 and 30867 (each such engine being a jet propulsion engine with at least 1,750 pounds of thrust or its equivalent).

 One (1) Boeing 757-200 airframe (other than the engines listed below and engines from time to time installed on such airframe) having manufacturer’s serial number 26964 and FAA registration mark N902NV together with two (2) Rolls Royce Model RB211-534E aircraft engines (described as ROLLS ROYCE model RB211 engines on the International Registry) bearing respectively manufacturer's serial numbers 30833 and 30825 (each such engine being a jet propulsion engine with at least 1,750 pounds of thrust or its equivalent).

One (1) Boeing 757-200 airframe (other than Engines 26967 and engines from time to time installed on such airframe) having manufacturer’s serial number 26967 and United Kingdom registration mark G-LSAL together with two (2) Rolls Royce Model RB211-534E aircraft engines (described as ROLLS ROYCE model RB211 engines on the International Registry)) bearing respectively manufacturer's serial numbers 31211 and 30871 (each such engine being a jet propulsion engine with at least 1,750 pounds of thrust or its equivalent).

Any and all Parts which may from time to time be incorporated in, installed on or attached to such Excluded Aircraft and Excluded Engines and all “Mortgaged Property” as defined in, and pertaining to or with reference to the foregoing, as more fully described in, that certain First Priority Chattel Mortgage and Security Agreement dated August 30, 2010, as supplemented by Supplemental Agreement No. 1 and Supplemental Agreement No. 2 each dated August 30, 2010 recorded with the FAA on October 14, 2010 as Conveyance No. PG004272; and as further supplemented by Supplemental Agreement No. 3 and Omnibus Amendment dated March 4, 2011 which was filed with the FAA for recording on March 4, 2011, in each case by and between Sunrise Asset Management, LLC (as Mortgagor) and Wells Fargo Equipment Finance, Inc. (as Mortgagee).

Other Excluded Engines
Manufacturer	Model	Mfr. Serial No.	Entity*
Pratt & Whitney	219	696360	Air
Pratt & Whitney	219	718244	Air
Pratt & Whitney	219	718251	Air
Pratt & Whitney	219	718281	Air

Schedule 3-1

Other Excluded Airframes
Manufacturer	Model	FAA No.	Mfr. Serial No.	Entity*
McDonnell Douglas	MD-82	412NV	49759	Air
McDonnell Douglas	MD-82	414NV	49766	Air

*AIR – Allegiant Air, LLC
  SAM – Sunrise Asset Management, LLC

Schedule 3-2

SCHEDULE 4 TO
AIRCRAFT SECURITY AGREEMENT

EXISTING LEASES

Engine Operating Lease Agreement dated as of August 15, 2010 between […***…] and Sunrise Asset Management, LLC as supplemented by:

Lease Supplement No. 1 dated September 28, 2010 pertaining to Engine ESN 708105 ;

Lease Supplement No. 2 dated September 28, 2010 pertaining to Engine ESN 708122;

Lease Supplement No. 3 dated October 6, 2010 pertaining to Engine ESN 725374;

Lease Supplement No. 4 dated October 6, 2010 pertaining to Engine ESN 717348; and

Lease Supplement No. 5 dated February 21, 2011 pertaining to Engine ESN 696438.

Lease Agreement 26966 dated February 23, 2011 between and among Sunrise Asset Management, LLC, Allegiant Travel Company, […***…] and […***…] pertaining to Boeing Model 757-200 Aircraft Airframe Manufacturer's Serial No: 26966 (which referenced aircraft is not yet owned by a Subsidiary Guarantor and not yet delivered under such lease).

SCHEDULE 5 TO
AIRCRAFT SECURITY AGREEMENT

AIRCRAFT REGISTERED IN FOREIGN NATIONS AS OF THE CLOSING DATE

None

EXHIBIT A

FORM OF  LEASE SECURITY ASSIGNMENT

 LEASE SECURITY ASSIGNMENT (MSN [_____])

THIS  LEASE SECURITY ASSIGNMENT (MSN [_____]) (this “Assignment”), dated as of [__________], is made by [   ], as debtor (the “Debtor”) in favor of THE BANK OF NEW YORK MELLON, as Collateral Agent (the “Collateral Agent”) under the Aircraft Security Agreement (the “Aircraft Security Agreement”), dated as of March 10, 2011 among the Debtor, the other debtors named therein and the Collateral Agent.  All capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Aircraft Security Agreement.

W I T N E S S E T H:

NOW THEREFORE, the Debtor hereby agrees as follows with the Collateral Agent for the benefit of the Secured Parties:

1.           The Debtor hereby bargains, sells, transfers and conveys to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a first priority security interest in and to the lease described on Schedule 1, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (collectively, the “Assigned Lease”), together with (i) all rents, issues, profits, revenues and other income of the Assigned Lease, (ii) all log books, records and other documents maintained by such Debtor with respect to the foregoing Assigned Lease, and (iii) all proceeds and products of the foregoing items, including all accounts, instruments, documents, contract rights, general intangibles, money, deposit accounts, goods, inventory, equipment and machinery and other tangible and intangible assets of such Debtor arising out of or resulting from the sale or other disposition of any of the foregoing items and the proceeds of such proceeds, and the proceeds of insurance policies issued with respect to the foregoing and with respect to the use and operation of the related Aircraft, Airframes, Engines and Parts.

2.           The Debtor represents and warrants that:

(a)           The Assigned Lease is in full force and effect;

(b)           The Assigned Lease is the entire agreement of lease with respect to the aircraft, aircraft engines and other property which are the subject thereof, and the Assigned Lease has not been amended, supplemented, or modified other than as disclosed to the Secured Party;

(c)           By this assignment, the Collateral Agent assumes none of the obligations of the lessor under the Assigned Lease and lessor shall remain solely responsible for the performance of each and every term and provision of the Assigned Lease on its part to be performed; and

(d)           Upon the occurrence and continuation of an Event of Default and in addition to any other rights and remedies provided in the Aircraft Security Agreement or arising by operation of law, the Collateral Agent (acting at the written direction of the Required Lenders) may send notice to the lessee under the Assigned Lease demanding that such lessee perform all obligations required to be performed thereunder including, but not limited to, the obligation to pay all rent and other sums which may thereafter become payable under the Assigned Lease, solely to and for the benefit of the Collateral Agent to the exclusion of Debtor and any other party who may claim entitlement to the payment thereof.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

DEBTOR:

[DEBTOR]

By:

Name:

Title:

Schedule 1
to FAA Lease Security Assignment (MSN [_____])

Description of the Assigned Lease

EXHIBIT B

AIRCRAFT SECURITY AGREEMENT SUPPLEMENT [AIRCRAFT COLLATERAL]

This AIRCRAFT SECURITY AGREEMENT SUPPLEMENT NO. [], dated ________, 201[ ] (herein called this "Mortgage Supplement") of [   ], as debtor (the "Debtor").  Any term used herein not otherwise defined shall have the meaning assigned to it in the Mortgage (defined below).

W I T N E S S E T H:

WHEREAS, the Aircraft Security Agreement dated as of March 10, 2011, (the "Mortgage") between the Debtor and the other debtors party thereto and The Bank of New York Mellon, as Collateral Agent (the "Collateral Agent"), which Mortgage is further described on Exhibit A attached hereto, provides for the execution and delivery of a supplement thereto substantially in the form hereof; and

NOW, THEREFORE, this Mortgage Supplement WITNESSETH that the Debtor hereby confirms that the Lien of the Mortgage on the Aircraft Collateral covers all of the Debtor’s right, title and interest in and to the following described property:

AIRFRAME

[ ]airframe identified as follows:

Manufacturer	Model	Generic Airframe Model	Registration Marks	Manufacturer’s Serial Number

ENGINES

[ ] aircraft engines, each such engine being a jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent, identified as follows:

Manufacturer	Manufacturer’s Model	Generic Engine Model	Serial Number

Together with all of the Debtor’s right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all logs, books, records and other documents maintained by such Debtor with respect thereto.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, in trust for the equal and proportionate benefit and security of the Secured Parties without any preference, distinction or priority of any one Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, except as provided in the Mortgage, and for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof.  The Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

AND, FURTHER, the Debtor hereby acknowledges that the Aircraft referred to in this Mortgage Supplement has been delivered to the Debtor and is included in the property of the Debtor subject to the pledge and mortgage thereof under the Mortgage.

*           *           *

IN WITNESS WHEREOF, the Debtor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

[DEBTOR]

By:
Name:
Title:

EXHIBIT A TO AIRCRAFT SECURITY SUPPLEMENT

[describe Security Agreement with FAA recording information]

EXHIBIT C

RELEASE

The undersigned, The Bank of New York Mellon, as Collateral Agent, under that certain Lease Security Assignment, as more particularly described in Annex I attached hereto (the “Security Assignment”), hereby releases the Security Assignment releases all right, title and interest in and to that certain Lease Agreement (the “Lease”), as more particularly described in Annex I attached hereto, with respect to the airframe and engines as more particularly described in Annex I attached hereto (the “Equipment”), and discharges any assignment of international interests registered in favor of the undersigned with the Cape Town International Registry in connection with the Security Assignment.

Dated this ___ day of _______, 201[ ].

THE BANK OF NEW YORK MELLON, as Collateral Agent By:___________________________ Name:________________________ Title:_________________________

ANNEX 1

Description of Equipment

[ ]

Description of Security Assignment

[ ]

Description of Lease

[ ]:

Instrument	Date of Instrument	FAA Recording Date	FAA Conveyance No.

EXHIBIT D

CONFIRMATION OF RELEASE OF LIEN

The undersigned, The Bank of New York Mellon, as Collateral Agent (the “Collateral Agent”), under that certain Aircraft Security Agreement dated as of March 10, 201[ ] (the “Aircraft Security Agreement”) among [   ] and the other debtors party thereto and The Bank of New York Mellon, as agent, which Aircraft Security Agreement is more fully described in Annex II hereto hereby confirms that the [aircraft/airframe/engine/parts] described on Annex I attached hereto (the “Released Equipment”) have been (and, for the avoidance of doubt, are hereby) released from the Aircraft Security Agreement and the Collateral Agent disclaims all right, title and interest in and to such property.  The Collateral Agent further discharges any international interests registered in favor of the Collateral Agent, as creditor, against the Released Equipment on the International Registry in connection with the Aircraft Security Agreement.

Dated this ___ day of __________, 201[ ].

THE BANK OF NEW YORK MELLON, as Collateral Agent By:___________________________ Name:________________________ Title:_________________________

EXHIBIT E

FORM OF NOTICE AND ACKNOWLEDGMENT OF ASSIGNMENT

From:           [__________] (the “Lessor”)
To:               [__________] (the “lessee”)
______________________

Dear Sirs

We refer to the Aircraft Lease Agreement dated as of [__________] between Lessor and lessee (as assigned, supplemented and amended from time to time, the “Lease”) relating to one (1) [ ] aircraft with manufacturer’s serial number [___] and [___] registration mark [___] together with the engines described therein (the “Aircraft”).  All terms defined in the Lease and the Agreement shall, unless the context otherwise requires, have the same meaning herein.

We hereby notify you that:

(1)
By an Aircraft Security Agreement dated as of March 10, 2011 (the “Aircraft Security Agreement”) among Lessor, The Bank of New York Mellon (“BNYM”), as Collateral Agent (the “Collateral Agent”) and the other parties named therein, Lessor has assigned to the Collateral Agent, as security, all of its rights, title and interest in, to and under the Lease.

For good and valuable consideration, the receipt of which is hereby acknowledged, you acknowledge and agree that after issue by the Collateral Agent to you of a notice that an event of default shall have occurred under the financing relating to the Aircraft Security Agreement, you shall (a) perform all obligations required to be performed under the Lease, but not limited to, the obligation to pay all rent and other sums which may thereafter become payable under the Lease, solely to and for the benefit of the Collateral Agent to the exclusion of Debtor and any other party who may claim entitlement to the payment thereof5 and (b) recognize the exercise by the Collateral Agent of the Lessor’s rights and powers under the Lease.

[Collateral Agent agrees for the benefit of lessee that to the extent that Collateral Agent actually receives the security deposit, rent or insurance proceeds that, pursuant to the Lease, is to be returned or paid over to lessee (a “Refund Amount”), Collateral Agent shall, to the extent such funds are in its possession, return or pay over to lessee such Refund Amount upon written request of lessee as and when the same shall be due to the lessee under the Lease provided that no Event of Default exists and is continuing at the time of such refund.]6

This Notice and Acknowledgement and the instructions herein contained are irrevocable until you receive notice in writing to the contrary from the Collateral Agent.  This Notice and Acknowledgement is for the benefit of the Collateral Agent.  The Collateral Agent shall not be bound by, nor have any liability for the performance of, any of our obligations under the Lease unless expressly agreed to in writing by the Collateral Agent.

5 Subject to such changes and additional provisions as a requested by the lessee approved by Collateral Agent and which are customary to provide in aircraft financing transactions, including, but not limited to such provisions that are contained in the Notice and Acknowledgment entered into by a Debtor and the Collateral Agent with Jet2.com Limited
6 Upon request of lessee.

Notwithstanding the foregoing, the lessee hereby acknowledges and agrees that BNYM is executing this Notice and Acknowledgement solely in its capacity as Collateral Agent under the Aircraft Security Agreement and not in its individual capacity or as a principal and the lessee shall not have any recourse on account of any obligations or agreements of BNYM in this Notice and Acknowledgement to any assets of BNYM.7

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.

This Notice and Acknowledgment shall be governed by, and construed in accordance with, the laws that are expressed to govern the Lease8.

7 To be inserted if BNYM is party to the Notice and Acknowledgement and undertakes obligations therein.

8 If lease is not governed by New York or English law reference should be to New York law.

Yours faithfully, For and on behalf of [__________], as Lessor

ACKNOWLEDGED AND AGREED:

[__________],
as lessee

By: ______________________
  Name:
          Title

CONSENTED AND AGREED9:

THE BANK OF NEW YORK MELLON,
as Collateral Agent

By: ______________________
          Name:
          Title

9 Upon request of lessee

EXHIBIT F

FORM OF LETTER OF QUIET ENJOYMENT

[date]
[lessee]
[address]

Re:
Aircraft Lease Agreement dated as of [__________] (as amended, novated and supplemented, the “Lease”) entered into between [__________] (“lessee”) and [__________] (“Lessor”) pertaining to one (1) [ ] aircraft bearing manufacturer’s serial number [_____] and [__________] registration mark [_____] together with the engines described therein.

Dear Sirs:

Reference is hereby made to (i) the Lease and (ii) the Notice and Acknowledgement dated as of [__________] between Lessor and lessee (the “Acknowledgment”).  Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Lease, unless specifically defined herein.

By a Aircraft Security Agreement dated as of March 10, 2011 (the “Aircraft Security Agreement”) among Lessor, The Bank of New York Mellon (“BNYM”), as Collateral Agent (the “Collateral Agent”) and the other lender parties named therein (the “Lenders”), Lessor has assigned to the Collateral Agent, as security, all of its rights, title and interest in, to and under the Lease, including certain insurance proceeds.

We confirm to the lessee that, provided no Event of Default (under the Lease) has occurred and is continuing, , neither Collateral Agent nor any Person lawfully claiming by, through or on account of the Collateral Agent will interfere with the quiet use, possession and enjoyment of the Aircraft by lessee or the exercise by lessee of its rights and privileges under and in accordance with the terms and provisions of the Lease.10

[Subject to the conditions set forth in and in accordance with the [Lease], for the benefit of each lessor of an airframe or engine (other than an Airframe or an Engine) leased to lessee and each holder of a security interest in an airframe or engine (other than the Airframe or an Engine) owned or operated by lessee that is subject to a security agreement, we hereby confirm neither Collateral Agent  nor any person lawfully claiming through our under the Collateral Agent shall acquire or claim, as against another lessor or security interest holder, any right, title or interest in any engine (other than an Engine) covered by any such lease or security agreement as a consequence of such engine being attached to the Airframe]11

10 Subject to such changes as a requested by the lessee, approved by Collateral Agent and which are customary to provide in aircraft financing transactions.

Notwithstanding the foregoing, the lessee hereby acknowledges and agrees that BNYM is executing this Letter of Quiet Enjoyment solely in its capacity as Collateral Agent under the Aircraft Security Agreement and not in its individual capacity or as a principal and the lessee shall not have any recourse on account of any obligations or agreements of BNYM in this Letter of Quiet Enjoyment to any assets of BNYM.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.

This letter shall be governed by, and construed in accordance with, the laws that are expressed to govern the Lease.12

[Signature page follows]

11 To be added upon request of lessee and only in the event such statement is true in the jurisdiction where the Aircraft is registered.
12 If lease is not governed by New York or English law reference should be to New York law.

Very truly yours, THE BANK OF NEW YORK MELLON, as Collateral Agent

By:
Name:
Title:

EXHIBIT G

IRREVOCABLE DE-REGISTRATION
AND EXPORT REQUEST AUTHORIZATION13

____________, 201[]

To:            United States Federal Aviation Administration Aircraft Registry

Re:            Irrevocable De-Registration and Export Request Authorization

The undersigned is the registered owner of one (1) [ ] aircraft bearing manufacturer’s serial number [ ] and United States Registration and Nationality Number [ ] (together with all installed, incorporated or attached accessories, parts and equipment, the “Aircraft”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favor of The Bank of New York Mellon, as Collateral Agent (the “Authorized Party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i)	recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:

(a)
procure the de-registration of the Aircraft from the Federal Aviation Administration Aircraft Registry maintained by the United States for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)	procure the export and physical transfer of the Aircraft from the United States; and

(ii)
confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States shall co-operate with the Authorized Party with a view to the speedy completion of such action.

The rights in favor of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.

13 Filed in connection with that certain Aircraft Security Agreement dated March 10, 2011 among Allegiant Travel Company, its subsidiaries from time to time made a party thereto, and The Bank of New York Mellon, as Collateral Agent, which was filed with the FAA on                     , 2011.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument in the Federal Aviation Administration Aircraft Registry.

[DEBTOR] ___________________________ By: ______________________ Title: ______________________

Agreed to and lodged with the Federal Aviation Administration this __ day of _______, 201[ ]

__________________________
(Insert notational details, if any)

EXHIBIT H
ALLEGIANT TRAVEL COMPANY.
OFFICER’S CERTIFICATE
_____________, 201[ ]

Reference is made (i) to the Credit Agreement dated as of March 10, 2011 (the “Credit Agreement”), among Allegiant Travel Company. (the “Borrower”), the lenders party thereto and Citadel Securities LLC, as Administrative Agent, and  The Bank of New York Mellon, as Collateral Agent (the “Collateral Agent”) (ii) Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), dated as of March 10, 2011, among the Borrower, the other grantors party thereto and the Collateral Agent and (iii) Aircraft Security Agreement, dated as of March 10, 2011 (the “Aircraft Security Agreement” and, together with the Guarantee and Collateral Agreement, the “Security Documents”) among the Borrower, the other debtors party thereto, and the Collateral Agent.  Terms defined in the Credit Agreement are used herein as defined therein.

1.           The Borrower hereby notifies you that it [will incur secured Indebtedness permitted by Section 6.02[ ] of the Credit Agreement in an amount not to exceed $_____________/engage in an Asset Sale permitted under Section 6.05[ ] of the Credit Agreement].

2.           The Borrower hereby notifies you that the collateral described in the release documentation attached hereto as Exhibit A shall [secure such Indebtedness/be sold pursuant to such Asset Sale] and requests that you execute such release documentation in order to release the subject collateral from the Lien of the Security Documents.

3.           In accordance with Section 4.12 of the Aircraft Security Agreement [and/or] Section 7.13(c) of the Guarantee and Collateral Agreement, I, the [Senior Officer] of the Borrower, hereby certify on behalf of the Borrower that attached hereto as Schedule A is a true and correct pro forma calculation of the Leverage Ratio, calculated after giving effect to the release.

4.           After giving effect to the release, no Default or Event of Default shall have occurred and be continuing.

 [Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the date first written above.

_____________________________ Name: Title:

Schedule A
Calculation of Leverage Ratio

Exhibit A to Officer’s Certificate

[Attach Release Form]

Exhibit I FORM OF NOTICE OF INTEREST

To:           [ ]

Attn: [ ]
Facsimile:  [ ]

[NAME OF GRANTOR] (“Grantor”) and The Bank of New York Mellon, as Collateral Agent (“Collateral Agent”) hereby notify [BAILEE/WAREHOUSEMAN/AGENT/CONSIGNEE/PROCESSOR AND ANY OF THEIR FINANCIERS WHO HAVE A BLANKET SECURITY INTEREST OVER INVENTORY] (“[Notified Party/Notified Parties]”) as follows:

1.
Grantor is the owner of  [ ] and in each case all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of any nature which may from time to time be affixed thereto (the “Equipment”).

2.
Grantor has granted to Collateral Agent a security interest in the (a) Equipment pursuant to that certain Aircraft Security Agreement dated as of March 10, 2011 by and among Allegiant Travel Company, the subsidiaries of Allegiant Travel Company party thereto and the Collateral Agent (the “Security Agreement”) and (b) all Proceeds (as defined in Article 9 of the UCC) relating thereto.

3.
Grantor and [Notified Party] have entered into that certain [Consignment Agreement] dated as of __________, 2011 (the “Consignment Agreement”) whereby Grantor is delivering on consignment the Equipment to Notified Party for the purpose of disassembly and subsequent resale by [Notified Party/Name of Party] pursuant to the terms of such Consignment Agreement.  Pursuant to the terms of the Consignment Agreement, title to the Equipment shall be vested in [Grantor/Notified Party] at all times until such time as it is sold and such Equipment will be segregated from any other Inventory owned or held by Notified Party.

4.
Notified Party shall, upon notification by Collateral Agent of an Event of Default (defined under the Security Agreement) that has occurred and is continuing, act upon the instruction of Collateral Agent with respect to the Equipment and Proceeds without further consent from the Grantor.

5.
Collateral Agent confirms for the benefit of the Notified Party that pursuant to the terms of the Security Agreement upon the sale of any  Equipment, such Equipment,  without further action on the part of Collateral Agent, shall be free and clear of all rights of Collateral Agent and of the lien of the Security Agreement; provided, however, upon written request by Grantor, Collateral Agent will execute and deliver such written release and disclaimer of interest in the Equipment sold as Notified Party reasonably requires in connection with sale of such Equipment (such documentation to be in form and substance reasonably satisfactory to Collateral Agent).

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Dated:  _________, 201[ ]

[GRANTOR] By: Name: Title:

THE BANK OF NEW YORK MELLON, as Collateral Agent By: Name: Title:

EXHIBIT J

AIRCRAFT SECURITY AGREEMENT SUPPLEMENT [ADDITION OF SPARE PARTS LOCATIONS]

This AIRCRAFT SECURITY AGREEMENT SUPPLEMENT NO. [], dated ________, 201[ ] (herein called this "Mortgage Supplement") of [   ], as debtor (the "Debtor").  Any term used herein not otherwise defined shall have the meaning assigned to it in the Mortgage (Defined below).

W I T N E S S E T H:

WHEREAS, the Aircraft Security Agreement dated as of March 10, 2011, (the "Mortgage") between the Debtor and the other debtors party thereto and The Bank of New York Mellon, as Collateral Agent (the "Collateral Agent"), which Mortgage is further described on Exhibit A attached hereto, provides for the execution and delivery of a supplement thereto substantially in the form hereof; and

WHEREAS, the Debtor, as provided in the Mortgage, is hereby executing and delivering to the Collateral Agent this Mortgage Supplement for the purposes of adding an additional Spare Parts Location at which the Spare Parts may be maintained by or on behalf of Allegiant Air, LLC; and

NOW, THEREFORE, THIS MORTGAGE SUPPLEMENT WITNESSETH, that the locations listed on Schedule 1 hereto shall be Spare Parts Locations for purposes of the Mortgage at which Spare Parts may be maintained by or on behalf of Allegiant Air, LLC, and all Spare Parts at such Spare Parts Locations shall be subjected to the Lien of the Mortgage.

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof.  The Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

*           *           *

IN WITNESS WHEREOF, the Debtor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

[DEBTOR]

By:
Name:
Title:

EXHIBIT A TO AIRCRAFT SECURITY SUPPLEMENT

[describe Spare Parts Location]